UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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VERRA MOBILITY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VERRA MOBILITY TM 2024 PROXY STATEMENT

We believe our actions have the ability to move the world. We exist to create smart mobility solutions that enable the works to move safely and easily.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 21, 2024 at 9:00 a.m. Pacific Time

When Tuesday, May 21, 2024 9:00 a.m. Pacific Time	Where The Annual Meeting will be completely virtual; you will be able to attend by visiting www.virtualshareholdermeeting.com/VRRM2024	Record Date March 28, 2024

Dear Stockholder:

On behalf of the board of directors (our “Board”) of Verra Mobility Corporation, it is our pleasure to invite you to attend the 2024 annual meeting of stockholders (the “Annual Meeting”) on Tuesday, May 21, 2024 at 9:00 a.m. Pacific Time. The Annual Meeting will be completely virtual, and held for the following purposes, as more fully described in the accompanying proxy statement:

2024 PROPOSALS	BOARD RECOMMENDATION	FOR MORE INFORMATION
Proposal 1: To elect two Class III directors, Michael Huerta and Raj Ratnakar, to serve on our Board until our 2027 annual meeting of stockholders.	FOR	pg. 7
Proposal 2: To approve, on an advisory basis, the compensation of our named executive officers.	FOR	pg. 15
Proposal 3: To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.	FOR	pg. 16

You will be able to attend the Annual Meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/VRRM2024 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or in the instructions that accompanied your proxy materials.

We expect to mail the Notice on or about April 8, 2024, and it will contain instructions on how to access our proxy statement and annual report. The Notice will also provide instructions on how to vote via the Internet or by telephone and receive a paper copy of our proxy materials by mail.

The record date for the Annual Meeting is March 28, 2024 (the “Record Date”). Only holders of our Class A Common Stock at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof.

Your vote is important. Whether or not you expect to attend the Annual Meeting, we urge you to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the Annual Meeting if you attend via the Internet. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote during the Annual Meeting, you must follow the instructions from your broker, bank or other agent. We look forward to your participation.

By order of the Board,

Jon Keyser
Executive Vice President, Chief Legal Officer and Corporate Secretary
Mesa, Arizona
April 8, 2024

VERRA MOBILITY HIGHLIGHTS

Verra Mobility delivers technology solutions and services to help make transportation safer, smarter, and more connected. As a global leader in smart mobility solutions operating on three continents, we sit at the center of the smart mobility ecosystem—bringing together vehicles, devices, information, and people to help our customers and their constituents solve complex transportation challenges.

2023 FINANCIAL PERFORMANCE

$817.3M Revenue	$57.0M Net Income	$371.5M Adjusted EBITDA

BUSINESS SEGMENTS

COMMERCIAL SERVICES	GOVERNMENT SOLUTIONS	PARKING SOLUTIONS

Our Commercial Services segment is a leading provider of tolling and violation management solutions, as well as title and vehicle registration services for commercial fleets, rental car companies, and fleet operators across North America. We also offer tolling and violation processing services in Europe. Our technology and data-driven insights are integrated with tolling authorities and rental car companies, allowing us to streamline billing for rental car companies and their customers.

Our Government Solutions segment offers automated photo enforcement solutions to government customers, including end-to-end speed, red-light, school bus stop arm, and bus lane enforcement camera systems. We work in partnership with law enforcement agencies, transportation departments, and school districts across North America and throughout the world. Our products and services positively impact driver behavior and make transportation safer and easier.

Our Parking Solutions segment is a leader in end-to-end commercial parking management solutions. We offer an integrated suite of parking software and hardware to universities, municipalities, healthcare facilities, parking operators, and transportation hubs in the United States and Canada to manage their complex parking operations, optimize their infrastructure, and make parking more efficient for their customers.

CORPORATE RESPONSIBILITY

Our corporate responsibility framework rests on three core pillars:

PLANET	PEOPLE	GOVERNANCE

Our products and services are central to the smart mobility ecosystem—providing environmentally sound solutions, preserving human life, and maintaining the safety of our communities.	We have created a purpose-driven culture in which all employees can thrive, work collaboratively, grow professionally, and give back to their communities.	Sound corporate governance provides the framework to manage our business and carry out our responsibilities for the short- and long-term benefit of our stockholders, employees, and communities.

The Verra Mobility Corporation 2024 annual meeting of stockholders (the “Annual Meeting”) will take place on Tuesday, May 21, 2024 at 9:00 a.m. Pacific Time and will be completely virtual. You are invited to attend if you are a holder of our Class A Common Stock (our “Class A Common Stock”) as of the close of business on March 28, 2024, the record date for the Annual Meeting (the “Record Date”), or hold a valid proxy. If you are a holder of our Class A Common Stock as of the Record Date, you are requested to vote on the proposals described in this Proxy Statement (this “Proxy Statement”).

You should read this entire Proxy Statement carefully before casting your vote. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website addressed in this Proxy Statement are inactive textual references only. The use of the terms “Verra Mobility,” “we,” “us,” “our,” or “Company,” in this Proxy Statement refers to Verra Mobility Corporation and, where appropriate, its subsidiaries.

Forward-Looking Statements

The discussion in this Proxy Statement contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements include, but are not limited to, statements concerning our future operating results and financial position, growth opportunities and trends in the markets in which we operate, and management’s plans and objectives. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” and “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on them. Actual events or results could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make.

For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent quarterly reports and other filings filed with the Securities and Exchange Commission (the "SEC") from time to time. All information provided in this Proxy Statement is as of the date of this Proxy Statement and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this Proxy Statement, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Board of Directors and Corporate Governance

Board of Directors and Corporate Governance

Corporate Governance

We believe that sound corporate governance helps ensure that Verra Mobility is managed for the short- and long-term benefit of our stockholders. Our corporate governance guidelines (our “Corporate Governance Guidelines”) provide a foundation for Verra Mobility’s governance as a whole and describe the principles and practices that our board of directors (our "Board") follows in carrying out its responsibilities. Our Corporate Governance Guidelines address, among other things:

▪
composition, structure and policies of our Board and its committees;
▪
determination of director qualifications;
▪
expectations and responsibilities of directors;
▪
management succession planning;
▪
performance evaluation of our Board and each of its committees;
▪
principles of director compensation; and
▪
communications with stockholders and non-management directors.

Our Corporate Governance Guidelines are reviewed by our nominating and corporate governance committee from time to time to ensure that they effectively promote the best interests of both Verra Mobility and our stockholders and that they comply with applicable laws, regulations and Nasdaq Capital Market ("Nasdaq") requirements.

Code of Business Ethics and Conduct

Our Code of Business Ethics and Conduct (our “Code of Ethics”) is applicable to all of our directors, officers (including our principal executive officer (“PEO”), principal financial officer and principal accounting officer) and employees. Our Code of Ethics is available on our investor relations website in the “Governance Highlights” section. We will post amendments to our Code of Ethics or any waivers of our Code of Ethics for our directors and executive officers on the same website.

Director Independence

Our Class A Common Stock is listed on Nasdaq. Under Nasdaq listing standards, a majority of our Board must be comprised of independent directors. In addition, Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of our audit committee, the board of directors or any other board committee accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Each year, our Board reviews its composition, the composition of its committees and the independence of each director. As a result of this review, our Board has determined that other than Mr. Roberts, all of our directors are “independent” as that term is defined under the applicable rules and regulations of the SEC and the Nasdaq listing standards. Mr. Roberts is not independent given his position as our President and Chief Executive Officer. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq listing standards.

2024 PROXY STATEMENT	1

Board of Directors and Corporate Governance

In making this independence determination, our Board broadly considered all relevant facts and circumstances, including information provided by the directors with regard to each director’s business and personal activities as they may relate to us and our management. There are no family relationships among any of the directors or executive officers.

Board of Directors Leadership

In accordance with our Corporate Governance Guidelines, we currently separate the roles of Chief Executive Officer and Chairman of the Board. These positions are currently held by David Roberts, as our President and Chief Executive Officer, and Patrick Byrne, as Chairman of the Board. We believe this leadership structure is appropriate for us due to the differences between the two roles. Our President and Chief Executive Officer is responsible for setting our strategic direction, providing day-to-day leadership and managing our business, while the Chairman provides guidance to our President and Chief Executive Officer, chairs meetings of our Board, sets the agendas for meetings of our Board and provides information to the members of our Board in advance of such meetings. As a result of this leadership structure, our President and Chief Executive Officer is able to focus on developing and implementing our business strategies and objectives, and our Chairman is able to provide independent oversight and serve as an independent liaison between our management and the members of our Board. Due to his extensive executive leadership experience, we believe Mr. Byrne is well-suited to serve in his role as Chairman.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our Corporate Governance Guidelines provide that the non-employee directors will meet in executive sessions without management directors or company management on a periodic basis but no less than once a year. The presiding director at executive sessions is the Chairman of the Board, or another non-employee director otherwise designated by the non-employee directors.

Communications with our Board of Directors

Stockholders or interested parties who wish to communicate with our Board or with an individual director may do so by mail to our Board or the individual director, c/o Chief Legal Officer at 1150 North Alma School Road, Mesa, Arizona 85201. The communication should indicate that it contains a stockholder or interested party communication. In accordance with our Corporate Governance Guidelines, all such communications will be reviewed by our Chief Legal Officer, in consultation with appropriate directors as necessary, and, if appropriate, will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chairman of the Board.

Anti-Hedging and Anti-Pledging Policy

We have adopted an insider trading policy that includes restrictions and limitations on the ability of our directors, officers and certain other employees to engage in transactions involving the hedging and pledging of our Class A Common Stock. Under the policy, hedging or monetization transactions, such as zero-cost collars and forward-sale contracts, which allow an individual to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and thus to continue to own our Class A Common Stock without the full risks and rewards of ownership, are prohibited. In addition, the policy addresses the practices of holding our Class A Common Stock in a margin account, under which the securities may be sold by the broker without the customer’s consent if the customer fails to meet a margin call, and of pledging our Class A Common Stock as collateral for a loan, in which event the securities may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in our securities, our directors, officers and certain other employees are prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan.

Non-Employee Director Compensation Policy

Our Board adopted a Non-Employee Director Compensation Policy in February 2022 that establishes the compensation we pay to our non-employee directors, including cash compensation and equity awards

2024 PROXY STATEMENT	2

Board of Directors and Corporate Governance

under the Verra Mobility Amended and Restated 2018 Equity Incentive Plan. In December 2022, our Board updated the compensation amounts in the Non-Employee Director Compensation Policy for fiscal year 2023, and in December 2023, our Board resolved to make no changes to the compensation amounts paid to non-employee directors for fiscal year 2024. Please refer to page 13 for additional information about compensation paid to our non-employee directors.

Committees of our Board of Directors

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, which have the composition and responsibilities described below. Our Board may establish other committees to facilitate the management of our business. Copies of the charters of our audit, compensation and nominating and corporate governance committees are available in the “Governance Highlights” section of our investor relations website. Non-employee members of our Board serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our audit committee consists of John Rexford, Patrick Byrne and Cynthia Russo. The chairman of our audit committee is Mr. Rexford. Our Board has determined that all members of our audit committee are independent under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. Our Board has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements and are “audit committee financial experts” within the meaning of SEC regulations. In arriving at these determinations, our Board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of our audit committee is to discharge the responsibilities of our Board with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

▪
selecting and appointing a registered public accounting firm for the purpose of preparing an audit report or performing other audit, review or attest services for us;
▪
evaluating the independence and performance of the registered public accounting firm;
▪
reviewing and discussing with the independent auditors their annual audit plan, including the timing and scope of audit activities;
▪
pre-approving audit and permissible non-audit services;
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reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures on a regular basis;
▪
discussing guidelines and policies governing the process by which our senior management assesses and manages our exposure to risk;
▪
establishing and implementing policies relating to related party transactions;
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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
▪
reviewing our program to monitor compliance with our Code of Ethics;
▪
reviewing significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect our ability to record, process, summarize and report financial information, and any fraud that involves management or other employees who have a significant role in our internal control over financial reporting;
▪
reviewing and assessing technology-related risks, including but not limited to cybersecurity risks;

2024 PROXY STATEMENT	3

Board of Directors and Corporate Governance

▪
conducting or authorizing investigations into matters within the audit committee’s scope of responsibilities; and
▪
recommending to our Board whether our financial statements should be included in our Annual Reports on Form 10-K.

Compensation Committee

Our compensation committee consists of Douglas Davis, Patrick Byrne and Cynthia Russo. The chairman of our compensation committee is Mr. Davis. Our Board has determined that all members of our compensation committee are independent under Nasdaq listing standards and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. Our compensation committee may form subcommittees of at least two members for any purpose that the committee deems appropriate and may delegate to such subcommittees such power and authority as the committee deems appropriate except such power or authority that is required by any law, regulation or listing standard to be exercised by our compensation committee as a whole.

The purpose of our compensation committee is to discharge the responsibilities of our Board to oversee our compensation and employee benefit plans and practices. Specific responsibilities of our compensation committee include:

▪
evaluating annually the performance of our executive officers and determining and approving their compensation;
▪
reviewing and recommending to our Board the compensation of our non-employee directors;
▪
reviewing the goals and objectives of our executive compensation plan and recommending that our Board amend these plans if deemed appropriate;
▪
reviewing our general compensation plan and other employee benefit plans, including incentive compensation and equity-based plans and recommending that our Board amend these plans if deemed appropriate; and
▪
reviewing and approving any severance or termination arrangements to be made with any of our executive officers.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of Verra Mobility. None of our executive officers currently serves, or during fiscal year 2023 has served, as a member of our compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of any entity that has one or more executive officers serving on our compensation committee or our Board.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Michael Huerta, Douglas Davis and John Rexford. The chairman of our nominating and corporate governance committee is Mr. Huerta. Our Board has determined that each member of our nominating and corporate governance committee is independent within the meaning of the applicable Nasdaq listing standards, is a non-employee director and is free from any relationship that would interfere with the exercise of his independent judgment.

The purpose of our nominating and corporate governance committee includes identifying and recommending to our Board the director nominees for the next annual meeting of stockholders and developing and recommending our Corporate Governance Guidelines and policies to our Board. Specific responsibilities of our nominating and corporate governance committee include:

▪
establishing criteria for the selection of new directors to serve on our Board;
▪
identifying and evaluating candidates for nomination to our Board;

2024 PROXY STATEMENT	4

Board of Directors and Corporate Governance

▪
recommending the membership composition of the committees of our Board;
▪
recommending changes regarding corporate governance matters including changes to our certificate of incorporation and bylaws;
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reviewing compliance with Nasdaq’s corporate governance listing requirements;
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reviewing and assessing the Company's environmental and social impact initiatives;
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reviewing and reassessing the adequacy of our Code of Ethics and Corporate Governance Guidelines; and
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overseeing annual evaluations of our Board and the committees thereof.

Board of Directors and Committee Meetings and Attendance

Our Board is responsible for the oversight of our management and our strategy and for establishing corporate policies. Our Board and its committees meet throughout the year on a regular schedule. They also hold special meetings and act by written consent from time to time.

Our Board met 13 times and acted by written consent seven times during our last fiscal year. Our audit committee met seven times and acted by written consent once during our last fiscal year. Our compensation committee met six times and acted by written consent six times during our last fiscal year. Our nominating and corporate governance committee met three times during our last fiscal year. During our last fiscal year, each incumbent director attended 87.5% or more of the aggregate of the meetings of our Board and of the committees on which he or she served.

We encourage our directors and nominees for director to attend our annual meetings of stockholders. In 2023, all of our directors attended our annual meeting of stockholders.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, improve long-term organizational performance, and enhance stockholder value. A fundamental aspect of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. Our Board, as a whole, determines the appropriate level of risk for us, assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board administers this risk management oversight function, the committees of our Board support our Board in discharging its oversight duties and addressing risks inherent in their respective areas.

Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also oversees our approach to risk management including the risks arising from data and cybersecurity threats. Our audit committee regularly receives (i) presentations and reports on cybersecurity risks, as well as (ii) prompt and timely information regarding any cybersecurity incident that meets established reporting thresholds, and ongoing updates regarding any such incident until it has been addressed. Our nominating and corporate governance committee monitors the effectiveness of our Corporate Governance Guidelines. Our compensation committee assesses and monitors whether our compensation philosophy and practices have the potential to encourage excessive risk taking and evaluates compensation policies and practices that could mitigate such risks.

At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax- and audit-related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and practices.

2024 PROXY STATEMENT	5

Board of Directors and Corporate Governance

Nominations Process and Director Qualifications

Nomination to our Board of Directors

Candidates for nomination to our Board are selected by our Board based on the recommendation of our nominating and corporate governance committee in accordance with the committee’s charter, our policies, our certificate of incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by our Board regarding director candidate qualifications. In recommending candidates for nomination, our nominating and corporate governance committee considers candidates recommended by directors, officers and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and bylaws, using the same criteria to evaluate all such candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, our nominating and corporate governance committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board is set forth above under “Questions and Answers About these Proxy Materials, Voting and the Annual Meeting.”

Director Qualifications

Our Board and nominating and corporate governance committee believe that an experienced and highly qualified Board fosters a robust, comprehensive and balanced decision-making process for the continued, effective functioning of our Board and our success. Our nominating and corporate governance committee is responsible for developing and recommending to our Board director nominees with desired qualifications, expertise and characteristics with the objective of developing an experienced and highly qualified Board.

In addition to the qualifications, qualities and skills that are necessary to meet United States legal, regulatory and Nasdaq listing requirements and the provisions of our certificate of incorporation, bylaws, Corporate Governance Guidelines and the charters of our Board committees, our nominating and corporate governance committee considers the following qualifications for membership on our Board: (i) experience in corporate governance, such as an officer or former officer of a publicly held company, (ii) experience in, and familiarity with, our business and industry, (iii) experience as a board member of another publicly held company, (iv) personal and professional character, integrity, ethics and values, (v) practical and mature business judgment, including the ability to make independent analytical inquiries, (vi) academic expertise in an area of our operations and (vii) background in financial and accounting matters. Our nominating and corporate governance committee also seeks to promote Board diversity, factoring in gender, race, ethnicity, differences in professional background, education, skill, and experience, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience. Our nominating and corporate governance committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of the factors.

2024 PROXY STATEMENT	6

Proposal 1: Election of Directors

Proposal 1: Election of Class III Directors

Our Board has nominated Michael Huerta and Raj Ratnakar to serve, and each has agreed to stand for election at the Annual Meeting, each as a Class III director to serve until the 2027 annual meeting of stockholders and until their successors have been duly elected, or if sooner, until their death, resignation or removal.

Our Board consists of seven members. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. Our directors are currently divided into the three classes as follows:

▪
Class I directors: Cynthia Russo and Douglas Davis, whose terms will expire at the annual meeting of stockholders to be held in 2025 and until their successors have been duly elected, or if sooner, until their death, resignation or removal;
▪
Class II directors: Patrick Byrne, David Roberts and John Rexford, whose terms will expire at the annual meeting of stockholders to be held in 2026 and until their successors have been duly elected, or if sooner, until their death, resignation or removal; and
▪
Class III directors: Michael Huerta and Raj Ratnakar, whose current terms will expire at the Annual Meeting, and whose terms if reelected at the Annual Meeting will expire at the annual meeting of stockholders to be held in 2027 and until their successors have been duly elected, or if sooner, until their death, resignation or removal.

The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Vote Required

Our directors are elected by a plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote on the election of directors. Accordingly, the two Class III director nominees receiving the highest number of affirmative votes will be elected at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If such nominees become unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board.

Nominees

Our nominating and corporate governance committee seeks to assemble a Board that, as a group, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its qualifications and experience in various areas. To that end, the committee has identified and evaluated nominees in the broader context of our Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment, diversity and other qualities deemed critical to effective functioning of our Board.

2024 PROXY STATEMENT	7

Proposal 1: Election of Directors

Director Skills and Qualifications

The following skills and experience matrix represents our directors’ skills and those qualifications we deem necessary to implement our current strategy. The skills in our matrix will be evaluated year over year against our strategy and goals so that the matrix can serve as an up-to-date tool for identifying director nominees who collectively have the experience, qualifications, skills and attributes to guide our Company. The skills matrix is not an exhaustive list of our directors' contributions to the Board, and represents a summary of technical expertise, managerial expertise and/or working knowledge in the categories listed. We provide information in the following pages about each director, including certain experiences that led the Board to conclude that they should serve as directors of our Company.

BOARD SKILLS AND EXPERIENCE

Finance and Accounting		Operations and Risk Management
Capital markets, public company, financial or accounting management experience		Operations and enterprise or financial risk management experience
● ● ● ● ● ● ¡	6	● ● ● ● ● ● ●	7

Strategy and Mergers & Acquisitions		Global/International
Experience in long-term strategic planning or mergers and acquisitions		Experience in international operations and multinational business
● ● ● ● ● ● ●	7	● ● ● ● ● ● ¡	6

Technology and Cybersecurity		Government, Legal or Regulatory
Technology, cybersecurity or data analytics experience		Senior experience in public sector, law or regulated industry
● ● ● ● ● ● ¡	6	● ● ● ● ¡ ¡ ¡	4

Industry Knowledge		Senior Leadership and Corporate Governance
Knowledgeable in the industries, markets and channels in which we operate		Senior management of public or private company/governmental entity and experience in corporate governance
● ● ● ● ● ¡ ¡	5	● ● ● ● ● ● ●	7

Diversity Matrix

Our nominating and corporate governance committee values and seeks diversity when recruiting and nominating directors. We define “diversity” in its broadest sense and believe it encompasses many attributes, including but not limited to background, experience, skills, gender, ethnicity, geography and education.

BOARD DIVERSITY MATRIX
Total Number of Directors	7
Gender	Female	Male
Directors	1	6
Demographic Background
Hispanic or Latino	0	1
White	1	5
South Asian	0	1

2024 PROXY STATEMENT	8

Proposal 1: Election of Directors

BOARD OF DIRECTORS AND DIRECTOR NOMINEES

The following table sets forth, for the Class III nominees and our other directors who will continue in office after the Annual Meeting, their ages and positions held on our Board as of the date of this Proxy Statement:

Name	Age	Position/Office Held with Verra Mobility Corporation
Class I directors whose terms expire at the annual meeting of stockholders in 2025:
Cynthia Russo(1)(2)	54	Director
Douglas Davis(2)(3)	62	Director, Chairman of our Compensation Committee

Class II directors whose terms expire at the annual meeting of stockholders in 2026:
Patrick Byrne(1)(2)	63	Director, Chairman of our Board
John Rexford(1)(3)	67	Director, Chairman of our Audit Committee
David Roberts	53	Director, President and Chief Executive Officer

Class III directors for election at the Annual Meeting:
Raj Ratnakar	56	Director, Director Nominee
Michael Huerta(3)	67	Director, Director Nominee, Chairman of our Nominating and Corporate Governance Committee

(1)
Member of our audit committee.
(2)
Member of our compensation committee.
(3)
Member of our nominating and corporate governance committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend him or her for board service.

Nominees for Election Until the Annual Meeting of Stockholders to be Held in 2027

Michael Huerta

Director Since: 2021 Age: 67	Committee: • Nominating and Corporate Governance

Michael Huerta has served as a member of our Board since May 2021. Mr. Huerta currently serves as a transportation industry consultant. He previously served as Administrator for the United States Federal Aviation Administration from 2013 to 2018. Before being named as Administrator, Mr. Huerta served as Acting Administrator of the FAA from 2011 to 2013 and FAA Deputy Administrator from 2010 to 2011. Mr. Huerta also served as Executive Vice President and Group President, Government Transportation, for Affiliated Computer Services, Inc., now Conduent, Inc. Mr. Huerta has served as an independent director of Delta Air Lines, Inc. (NYSE: DAL) since 2018, and is a member of Delta Air Lines’ audit committee and safety and security committee. As of March 2023, Mr. Huerta also serves on the board of directors of Joby Aviation, Inc (NYSE: JOBY). Mr. Huerta holds a Bachelor’s degree in Political Science from the University

2024 PROXY STATEMENT	9

Proposal 1: Election of Directors

of California, Riverside and a Master’s in Public Affairs with a concentration in international relations from Princeton University. Mr. Huerta’s significant transportation and administrative experience makes him well-qualified to serve as a member of our Board.

Raj Ratnakar

Director Since: 2024 Age: 56	Board Member

Raj Ratnakar joined our Board in February 2024. Mr. Ratnakar previously served as the Senior Vice President and Chief Strategy Officer of DuPont Corporation (NYSE: DD), a global multi-industrial, material science company, from May 2019 to October 2023. Prior to joining DuPont, Mr. Ratnakar served as Chief Strategy Officer for Fortive Corporation (NYSE: FTV), an industrial technology company and a publicly traded spin-off of Danaher Corporation (NYSE: DHR), from June 2015 to May 2019. Mr. Ratnakar’s previous experience also includes senior corporate leadership roles at Danaher and TE Connectivity (NYSE: TEL) and a consulting leadership role for McKinsey & Company. Mr. Ratnakar spent the first 10 years of his career as an entrepreneur, building and growing software companies in the telecommunications and eCommerce markets. Mr. Ratnakar is currently an independent private equity advisor, partnering with investing teams to pursue M&A targets and oversee portfolio company operating performance. He holds an MBA from The Wharton School, University of Pennsylvania and an Master of Science in Mechanical Engineering from the University of Maryland. Mr. Ratnakar was originally introduced to our nominating and corporate governance committee for consideration as a director by our Chief Executive Officer. Mr. Ratnakar’s extensive public and portfolio company experience and background in consulting and operations make him well-qualified to serve as a member of our Board.

Our Board recommends a vote FOR each of the Class III director nominees to elect them to our Board.

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

Cynthia Russo

Director Since: 2019 Age: 54	Committees: • Audit • Compensation

Cynthia Russo has served as a member of our Board since our annual meeting of stockholders in 2019. Ms. Russo currently serves as director of PAR Technology Corporation (NYSE: PAR) and Verifone, Inc. Ms. Russo also serves as the audit committee chair and a member of the compensation and nominating and corporate governance committees for PAR. She previously served as PAR’s lead director. In addition, she is the chair of the audit committee for Verifone, Inc. Ms. Russo currently serves as CFO Operating Partner for K1 Investment Management at two of their portfolio companies, Canvas Solutions, Inc. (GoCanvas), a global SaaS provider of field operations and inspections solutions, since September 2023, and SimPRO Holdings, Inc. (Simpro), a global SaaS business providing field service management solutions, since November 2023. She also served as a director and as the chair of the audit committee and a member of the compensation committee for UserTesting, Inc (NYSE: USER) from February 2021 until January 2023, when UserTesting was acquired and taken private. Ms. Russo served as consulting Chief Financial Officer for Optoro, Inc., a technology solution for all stages of a returns lifecycle from March 2021 to September 2022. Ms. Russo previously served as Executive Vice President and Chief Financial Officer of Cvent, Inc. (NASDAQ: CVT), a cloud-based enterprise event management platform, from September

2024 PROXY STATEMENT	10

Proposal 1: Election of Directors

2015 to September 2018. Prior to that, Ms. Russo served in a variety of senior financial roles of increasing responsibility at MICROS Systems, Inc. (NASDAQ: MCRS), including as Executive Vice President, Chief Financial Officer from April 2010 until MICROS Systems’ acquisition by Oracle in September 2014. Ms. Russo holds a Bachelor’s degree in business administration from James Madison University and is a Certified Public Accountant and Certified Internal Auditor. Ms. Russo's significant financial accounting expertise, executive leadership, operational and risk management experience make her well-qualified to serve as a member of our Board.

Douglas Davis

Director Since: 2019 Age: 62	Committees: • Compensation • Nominating and Corporate Governance

Doug Davis has served as a member of our Board since our annual meeting of stockholders in 2019. Mr. Davis currently serves as a director of Oshkosh Corporation (NYSE: OSK), where he serves on the audit committee and the compensation committee, and of Cerence Corporation (NASDAQ: CRNC), where he serves on the nomination and corporate governance committee. Mr. Davis previously held various positions of increasing responsibility at Intel Corporation (NASDAQ: INTC) from 1984 to 2019, most recently as Senior Vice President of the Automated Driving Group and Senior Vice President and General Manager of the Internet of Things Group. Mr. Davis holds a Bachelor’s degree in electrical engineering from New Mexico State University and an MBA from W.P. Carey Graduate School of Business at Arizona State University. Mr. Davis’ significant technological expertise and operational experience make him well-qualified to serve as a member of our Board.

Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

Patrick Byrne

Chairman of the Board Director Since: 2020 Age: 63	Committees: • Audit • Compensation

Pat Byrne has served as a member of our Board since November 2020 and Chairman of the Board since 2022. Mr. Byrne most recently served as Senior Vice President of Operational Transformation at General Electric Company (NYSE: GE), from 2020 to March 2024. He previously served as the Chief Executive Officer of GE Renewable Energy’s Onshore Wind business from 2020 to 2024, leading the innovation, manufacturing, installation, and servicing of an installed base of more than 50,000 onshore wind turbines, and as Chief Executive Officer of GE Digital from 2019 to 2022, where he led the company’s software business focused on digital transformation in grid operations, power generation, oil and gas, manufacturing, and aviation markets. Before joining GE in 2019, Mr. Byrne served as the Senior Vice President of Fortive’s (NYSE: FTV) Product Realization business from 2016 to 2019, President of Tektornix, a leading worldwide provider of measurement solutions, from 2014 to 2019, and Chief Technology Officer for Danaher’s (NYSE: DHR) test and measurement businesses. Mr. Byrne also serves as chairman of the board of directors for Diebold Nixdorf (NYSE: DBD). Mr. Byrne served as an independent director of Micron Technology, Inc. (NASDAQ: MU) from 2011 to 2020, including as a member of Micron’s audit, nominating and governance, and compensation committees. Mr. Byrne holds a Bachelor of Science in Electrical Engineering from the University of California, Berkeley and a Master of Science in Electrical Engineering from Stanford University. Mr. Byrne's significant technological and operational experience makes him well-qualified to serve as a member of our Board.

2024 PROXY STATEMENT	11

Proposal 1: Election of Directors

John Rexford

Director Since: 2018 Age: 67	Committees: • Audit • Nominating and Corporate Governance

John Rexford has served as a member of our Board since October 2018. Mr. Rexford is the Managing Director of Ramona Park Consulting LLC, which he founded in 2016. Mr. Rexford has over 36 years of finance experience that includes serving as Global M&A Head from 2010 to 2015 at Xerox Corporation (NYSE: XRX) and serving in various positions at Affiliated Computer Services, Inc. (which was acquired by Xerox Corporation), including Chief Financial Officer from 2006 to 2007. Mr. Rexford previously served as director and compensation committee member of Exela Technologies (NASDAQ: XELA) from 2017 to 2022. Mr. Rexford holds a Bachelor’s degree in business administration from Southern Methodist University and an MBA from the Cox School of Business at Southern Methodist University. Mr. Rexford’s significant finance experience and financial expertise make him well-qualified to serve as a member of our Board.

David Roberts

Director Since: 2018 Age: 53	President and Chief Executive Officer

David Roberts has served as a member of our Board since October 2018. Mr. Roberts is the President and Chief Executive Officer of Verra Mobility. In such capacity, Mr. Roberts has established a high performing company that embraces consistent financial performance, market leadership and culture as the driver of performance. Prior to Verra Mobility, from April 2012 to August 2014, Mr. Roberts was the President and Chief Executive Officer of BillingTree, a multi-channel electronic payment platform company. Prior to joining BillingTree, from August 2008 to March 2012, Mr. Roberts was a Managing Director at Bank of America Merrill Lynch, leading the Equity Plan Services business. Mr. Roberts joined Bank of America Merrill Lynch (NYSE: BAC) via its acquisition of Equity Methods, where he served as Chief Executive Officer. Mr. Roberts earned a Bachelor's degree in business administration from Baylor University at the Hankamer School of Business and an MBA from the University of Chicago Booth School of Business with concentrations in Finance and Strategy. Mr. Roberts has served as an Adjunct Professor at the W.P. Carey Graduate School of Business at Arizona State University. Mr. Roberts currently serves as an adviser for the Arizona Feed My Starving Children Leadership Committee. Mr. Roberts’ extensive Company and industry experience makes him well-qualified to serve as a member of our Board.

2024 PROXY STATEMENT	12

Proposal 1: Election of Directors

Non-Employee Director Compensation

We compensate our non-employee directors with a combination of (i) cash incentives and (ii) equity incentives in the form of time-based restricted stock units (“RSUs”), pursuant to our Non-Employee Director Compensation Policy. Mr. Roberts, our President and Chief Executive Officer, also serves as a director and we compensate Mr. Roberts solely for serving as our President and Chief Executive Officer—see “Executive Compensation” below—and do not provide additional compensation for his service as a director. The following table describes our annual compensation arrangements with our non-employee directors for fiscal year 2023.

Cash(1)
Board member fee	$65,000
Chair fees(2)
Board of Directors	$70,000
Audit Committee	$22,500
Compensation Committee	$17,500
Nominating and Corporate Governance Committee	$10,000
Committee member fees
Audit Committee	$10,000
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$4,000
Equity
Director restricted stock unit grant(3)	$170,000

(1)
Amounts reflected in this table are annual amounts. Payments are made on a quarterly or annual basis at the election of each director pursuant to our Non-Employee Director Compensation Policy.
(2)
Committee chairs do not receive an additional fee for being a member of the committee they chair.
(3)
Our compensation committee approved annual equity awards with a grant date fair value of approximately $170,000 in May 2023. The equity awards vest in full on the earlier of (a) the date immediately preceding the date of the next annual stockholder meeting following the grant or (b) one year from the grant date.

In February 2022, our Board adopted a Non-Employee Director Compensation Policy that establishes the compensation we pay to our non-employee directors, including cash compensation and equity awards granted under the Verra Mobility Amended and Restated 2018 Equity Incentive Plan. In December 2022, our Board updated the compensation amounts in the Non-Employee Director Compensation Policy for fiscal year 2023, and in December 2023, our Board resolved to make no changes to the compensation amounts paid to non-employee directors for fiscal year 2024.

The following table provides information for all compensation awarded to, earned by or paid to each person who served as a non-employee director in the fiscal year ending December 31, 2023. Mr. Roberts is not included in the table below because he did not receive additional compensation for his service as a director. The compensation received by Mr. Roberts as an employee is shown below in the "2023 Summary Compensation Table."

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Patrick Byrne	152,500	169,996	322,496
Douglas Davis	86,500	169,996	256,496
Michael Huerta	75,000	169,996	244,996
John Rexford	91,500	169,996	261,496
Cynthia Russo	82,500	169,996	252,496
Sarah Farrell(4)	65,000	169,996	234,996

2024 PROXY STATEMENT	13

Proposal 1: Election of Directors

(1)
Amounts shown in this column reflect the total cash retainer earned by each director for Board and committee service during fiscal year 2023.
(2)
Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each equity award granted in 2023, computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)
The aggregate dollar value of the 9,545 RSUs awarded to Patrick Byrne, Douglas Davis, Sarah Farrell, Michael Huerta, John Rexford and Cynthia Russo on May 23, 2023 is based on $17.81 per unit, the fair market value of our Class A Common Stock on May 23, 2023. Ms. Farrell's RSUs were forfeited when she resigned from the Board on February 15, 2024.
(4)
Ms. Farrell resigned from the Board on February 15, 2024.

We currently reimburse our directors for their reasonable out-of-pocket expenses in connection with attending meetings of our Board and committees. All of our non-employee directors hold RSUs.

2024 PROXY STATEMENT	14

Proposal 2 : Advisory Vote to Approve Executive Compensation

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. We currently plan to conduct this non-binding vote to approve executive compensation annually, with the next advisory vote taking place at the 2025 annual meeting of stockholders.

As described in the section entitled “Compensation Discussion and Analysis,” our executive compensation program is designed to drive and reward performance and align the compensation of our named executive officers with the interests of our stockholders. We believe that our compensation program effectively aligns the interests of our employees and our stockholders and rewards superior short-term and long-term financial and operational performance. Please read the section entitled “Compensation Discussion and Analysis” beginning on page 24 and the compensation tables and narrative disclosure that follow for specific details about our executive compensation program. Your advisory vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our named executive officers described in this Proxy Statement.

Accordingly, we are asking our stockholders to vote FOR the following resolution:

Resolved, that the stockholders hereby approve, on an advisory and non-binding basis, the compensation paid to Verra Mobility’s named executive officers, as disclosed in its proxy statement for the 2024 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.

Vote Required

The approval of this advisory proposal requires the affirmative vote of a majority of the votes cast by our stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon.

As an advisory vote, this proposal will not be binding on us, our Board or our compensation committee in any way. As such, the results of the vote will not create or imply any change to the fiduciary duties of any members of our Board. Notwithstanding the advisory non-binding nature of this vote, our Board values the opinions of our stockholders, and will consider the outcome of the vote when setting the frequency of the advisory vote on executive compensation.

At our 2023 annual meeting of stockholders, approximately 93.5% of the votes cast on the non-binding advisory vote (also known as a “say-on-pay” proposal) on the compensation of our named executive officers were voted in support of our executive compensation program.

Our Board recommends a vote FOR the approval, on an advisory non-binding basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

2024 PROXY STATEMENT	15

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

Our audit committee has appointed Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit this selection for ratification by the stockholders at the Annual Meeting. Deloitte has been our independent registered public accounting firm since September 20, 2023. On August 23, 2023, Ernst & Young LLP ("EY") notified us of its decision to resign effective as of that date, and our audit committee accepted EY's resignation. Prior to that date, EY served as our registered public accounting firm.

Representatives of Deloitte are expected to be present during the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, make a statement. Our Board is submitting this selection as a matter of sound corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our bylaws nor other governing documents or laws require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our Board will reconsider whether or not to retain that firm. Even if the selection is ratified, our Board may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and that of our stockholders.

Vote Required

An affirmative vote from holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Deloitte.

Principal Accountant Fees and Services

The following table provides the aggregate fees for services provided by our independent registered public accounting firms for the fiscal years ending December 31, 2022 and December 31, 2023, respectively.

	Fiscal Year Ended December 31, 2023	Fiscal Year Ended December 31, 2022
Type of Fees	($)	($)
Audit fees(1)	5,714,067	3,825,922
Audit-Related Fees(2)	99,500	—
Tax Fees(3)	104,272	41,200
Total fees	5,917,839	3,867,122

(1)
Audit Fees. Audit fees consist of fees for professional services rendered for the integrated audit of our year-end consolidated financial statements and related services that are provided by our independent registered public accounting firm in connection with statutory and regulatory filings, including the review of our quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q, fees paid for the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and foreign statutory audits. Audit fees for 2023 represent $1,393,687 paid to EY and $4,320,380 paid to Deloitte.

2024 PROXY STATEMENT	16

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

(2)
Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Audit-related fees for 2023 represent $99,500 paid to EY and $0 paid to Deloitte.
(3)
Tax Fees. Tax fees consist of fees billed for tax consultation services for professional services relating to tax compliance, tax planning, and tax advice. Tax fees for 2023 represent $104,272 paid to EY and $0 paid to Deloitte.

Audit Committee Approval

In addition to approving all of the foregoing services, our audit committee pre-approves all audit services, audit-related services, permissible non-audit services (e.g., tax and other services) and select other services on a case-by-case basis provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. For 2022 and through August 23, 2023, services provided by EY were pre-approved by our audit committee in accordance with this policy. From September 20, 2023 through December 31, 2023, services provided by Deloitte were approved by our audit committee in accordance with this policy.

Our Board recommends a vote FOR the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

2024 PROXY STATEMENT	17

Report of the Audit Committee

Report of OUR Audit Committee

On behalf of our Board, our audit committee oversees the financial reporting process, which includes establishing and maintaining internal controls and preparing our consolidated financial statements, for which management has responsibility. Our independent registered public accounting firm, Deloitte, is responsible for performing an audit of our consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with United States generally accepted accounting principles and expressing an opinion as to the effectiveness of our internal controls over financial reporting.

Our audit committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2023 with our management. Our audit committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as issued by the Public Company Accounting Oversight Board (“PCAOB”). Our audit committee has also received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the Deloitte's communications with our audit committee concerning independence, and has discussed with Deloitte its independence. Based on the foregoing, our audit committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Audit Committee

John Rexford (Chairman)

Patrick Byrne

Cynthia Russo

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2024 PROXY STATEMENT	18

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our Class A Common Stock as of the Record Date:

▪
each of our named executive officers;
▪
each of our directors;
▪
all directors and executive officers as a group; and
▪
each person, or group of affiliated persons, known by us to beneficially own more than five percent of our Class A Common Stock.

The percentage of shares beneficially owned shown in the table is based on 166,515,896 shares of Class A Common Stock outstanding as of the Record Date. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our Class A Common Stock underlying stock options and time-based RSUs held by the person that are currently exercisable or exercisable within 60 days of the Record Date. However, we did not deem such shares of our Class A Common Stock outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of our Class A Common Stock shown as beneficially owned by them. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted below, the address for persons listed in the table is c/o Verra Mobility Corporation, 1150 North Alma School Road, Mesa, Arizona 85201. The information provided in the table below is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned Class A Common Stock Shares(1)	% of Voting Power(†)
5% Beneficial Owners
BlackRock, Inc.(2)	23,932,470	14.37%
The Vanguard Group(3)	17,235,167	10.35%
Named Executive Officers
David Roberts(4)	1,113,044	*
Craig Conti(5)	116,700	*
Steve Lalla(6)	62,870	*
Norman (Adam) Blake(7)	59,625	*
Jonathan Baldwin(8)	43,259	*
Jonathan Keyser(9)	6,191	*
Directors(10)
Patrick Byrne	32,184	*
Douglas Davis	41,886	*
Michael Huerta	26,715	*
Raj Ratnakar	1,974	*
John Rexford	50,820	*
Cynthia Russo	41,886	*
All directors and executive officers as a group (12 persons)(11)	1,597,154	*

2024 PROXY STATEMENT	19

Security Ownership of Certain Beneficial Owners and Management

* Denotes less than 1%.

(†) Each share of Class A Common Stock will be entitled to one vote per share.

(1)
Includes shares of Class A Common Stock issuable pursuant to derivatives exercisable within 60 days of the Record Date.
(2)
Based on information contained in a Schedule 13G/A filed on January 23, 2024, BlackRock, Inc. beneficially owns 23,932,470 shares of Class A Common Stock, including (i) sole voting power over 23,753,351 of the reported shares, (ii) shared voting power over zero of the reported shares, (iii) sole dispositive power over 23,932,470 of the reported shares, and (iv) shared dispositive power over zero of the reported shares. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(3)
Based on information contained in a Schedule 13G/A filed on February 13, 2024, The Vanguard Group beneficially owns 17,235,167 shares of Class A Common Stock, including (i) sole voting power over zero of the reported shares, (ii) shared voting power over 256,737 of the reported shares, (iii) sole dispositive power over 16,806,580 of the reported shares, and (iv) shared dispositive power over 428,587 of the reported shares. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)
Consists of (i) 673,290 shares of Class A Common Stock held by Mr. Roberts, (ii) 219,745 shares of Class A Common Stock held by David & Kimberly Roberts Family Trust UA dated 12/13/2006 for the benefit of Mr. Roberts and of which Mr. Roberts is a trustee, and (iii) 219,379 stock options held by Mr. Roberts.
(5)
Consists of (i) 31,959 shares of Class A Common Stock, (ii) 69,793 RSUs, and (iii) 14,948 unvested stock options, which vest on May 11, 2024, held by Mr. Conti.
(6)
Consists of (i) 35,002 shares of Class A Common Stock and (ii) 27,868 stock options held by Mr. Lalla.
(7)
Consists of (i) 18,059 shares of Class A Common Stock and (ii) 41,566 stock options held by Mr. Blake.
(8)
Consists of (i) 11,416 shares of Class A Common Stock, (ii) 10,916 RSUs, (iii) 10,463 stock options, and (iv) 10,464 unvested stock options, which vest on May 11, 2024, held by Mr. Baldwin.
(9)
Consists of 6,191 stock options held by Mr. Keyser.
(10)
Shares listed for non-employee directors include 9,545 shares of Class A Common Stock issuable upon the vesting of 9,545 RSUs held by each of Patrick Byrne, Douglas Davis, Michael Huerta, John Rexford and Cynthia Russo, and 1,974 shares of Class A Common Stock issuable upon the vesting of 1,974 RSUs held by Raj Ratnakar, all of which will vest prior to the Annual Meeting. See the section titled “Non-Employee Director Compensation” above.
(11)
Includes directors, nominees and current executive officers, which consists of the following 12 individuals: Patrick Byrne (director), Douglas Davis (director), Michael Huerta (director), Raj Ratnakar (director), John Rexford (director), Cynthia Russo (director), David Roberts (officer and director), Craig Conti (officer), Steve Lalla (officer), Norman (Adam) Blake (officer), Jonathan Baldwin (officer) and Jonathan Keyser (officer).

2024 PROXY STATEMENT	20

Executive Officers

Executive Officers

The following is biographical information for the executive officers, and all persons chosen to become executive officers, as of the date of this Proxy Statement:

Name	Age	Position
David Roberts	53	President and Chief Executive Officer
Craig Conti	46	Executive Vice President and Chief Financial Officer
Steve Lalla	61	Executive Vice President, Commercial Services
Jonathan Baldwin	49	Executive Vice President, Government Solutions
Norman (Adam) Blake	50	President, T2 Systems
Jonathan Keyser	42	Executive Vice President and Chief Legal Officer

David Roberts
President and Chief Executive Officer Years of Service: 10 Age: 53

David Roberts has served as Verra Mobility’s President and Chief Executive Officer since October 2018 and served as the President and Chief Executive Officer of American Traffic Solution ("ATS") from May 2018 until October 2018. He served as ATS’ Chief Operating Officer from August 2014 to May 2018. Mr. Roberts brings more than 25 years of management experience to Verra Mobility. Prior to Verra Mobility, from April 2012 to August 2014, Mr. Roberts was the President and Chief Executive Officer of BillingTree, a multi-channel electronic payment platform company. Prior to joining BillingTree, from August 2008 to March 2012, Mr. Roberts was a Managing Director at Bank of America Merrill Lynch, leading the Equity Plan Services business. Mr. Roberts joined Bank of America Merrill Lynch (NYSE: BAC) via its acquisition of Equity Methods, where he served as Chief Executive Officer.

Craig Conti
Executive Vice President and Chief Financial Officer Years of Service: 2 Age: 46

Craig Conti has served as Verra Mobility’s Executive Vice President and Chief Financial Officer since April 2022. Mr. Conti’s previous global financial leadership roles included serving as the CFO for Illinois Tool Works' (NYSE: ITW) welding business, and leading financial planning and analysis for GE HealthCare’s (NASDAQ: GEHC) IT business. Mr. Conti began his career at GE, where he gained a wide range of finance, operations and strategy experience over the course of 15 years. Mr. Conti holds an MBA from the Kellogg School of Business at Northwestern University, and he earned a Bachelor of Science in Finance from Siena College.

2024 PROXY STATEMENT	21

Executive Officers

Steve Lalla
Executive Vice President, Commercial Services Years of Service: 3 Age: 61

Steve Lalla has served as Verra Mobility’s Executive Vice President, Commercial Services since February 2021. Prior to Verra Mobility, Mr. Lalla spent more than 30 years leading global, transformational changes at technology providers such as Vertiv, Dell and Motorola. As Executive Vice President at Vertiv (NYSE: VRT), he oversaw a global portfolio that included services and software solutions for power, thermal and industrial products. At Dell (NYSE: DELL), Mr. Lalla held leadership roles in Commercial PC, PC Accessories, and Cloud and Data Security. Prior to Dell, he led the Mass Market cellular phone business at Motorola (NYSE: MSI).

Jonathan Baldwin
Executive Vice President, Government Solutions Years of Service: 2 Age: 49

Jonathan Baldwin has served as Verra Mobility’s Executive Vice President, Government Solutions since April 2022. Mr. Baldwin previously served as President of Fortive’s (NYSE: FTV) Gems, Sensors and Controls business, a global supplier of industrial sensors and control components. Prior to joining Fortive, Mr. Baldwin served as the General Manager for Texas Instruments’ (NASDAQ: TXN) Precision Signal Path business unit. He also held leadership roles in marketing, business development and strategy for National Semiconductor Corporation, Samplify Systems, Inc. and Analog Devices, Inc. (NASDAQ: ADI). He began his career at Raytheon Technologies as a systems engineer. Mr. Baldwin earned an MBA and a Master of Science in Electrical Engineering from Northeastern University in Boston, and a Bachelor of Science in electrical engineering from the University of Connecticut.

Norman (Adam) Blake
President, T2 Systems Years of Service: 2 Age: 50

Norman (Adam) Blake has served as Verra Mobility's President, T2 Systems since December 2021, when Verra Mobility acquired T2 Systems, Inc. Mr. Blake served as President and Chief Executive Officer of T2 Systems from 2016 to 2021 and served as President and Chief Operating Officer of T2 Systems from 2015 to 2016. Prior to T2 Systems, Mr. Blake served as Vice President and General Manager at NCR Corporation, a global leader in consumer transaction technologies, where he oversaw a global portfolio that included software, hardware and services for their retail line of business. Mr. Blake has worked for more than 20 years in the technology industry and has extensive experience in operations, product development, sales and strategy.

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Executive Officers

Jonathan Keyser
Executive Vice President and Chief Legal Officer Years of Service: 1 Age: 42

Jonathan Keyser has served as Verra Mobility's Executive Vice President and Chief Legal Officer since December 2022. Mr. Keyser also serves as our Chief Compliance Officer and Corporate Secretary. Prior to joining Verra Mobility, Mr. Keyser served as Vice President and General Counsel of Honeywell Performance Materials and Technologies (PMT), a business unit of Honeywell International (NASDAQ: HON) that develops process technologies, automation solutions, advanced materials, hardware, chemicals, services and industrial software. Mr. Keyser previously served as Vice President and General Counsel of Honeywell UOP and Aerospace Integrated Supply Chain business units. Prior to Honeywell, Mr. Keyser served as Assistant General Counsel and Managing Counsel at Harley-Davidson Motor Company (NYSE: HOG) and was an attorney at Hogan Lovells US LLP. Between 2014 and 2016, Mr. Keyser served as a member of the Colorado State House of Representatives. Mr. Keyser holds a Bachelor of Science degree from the United States Air Force Academy and a law degree from the University of Denver Sturm College of Law.

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Executive Compensation

EXECUTIVE COMPESATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (the “CD&A”) describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers. This CD&A also describes our executive compensation philosophy, objectives and design, as well as the manner in which we award, and our named executive officers earn, such compensation. Finally, this CD&A is intended to supplement the data presented in the "2023 Summary Compensation Table" and other compensation tables that follow the CD&A.

Compensation Philosophy and Objectives

Our compensation philosophy is primarily driven by our commitment to aligning our executive compensation with the interests of our stockholders by emphasizing performance-based incentive compensation focused on objectives that our Board believes have a significant impact on stockholder value. We recognize that an effective compensation strategy and philosophy is critical to recruiting, incentivizing and retaining key employees who contribute to the achievement of our short-term and long-term success and thereby create value for our stockholders. Therefore, our executive compensation program is designed to reinforce the following objectives:

▪
reward and motivate our named executive officers for sustained financial and operating performance, strong leadership and individual performance;
▪
align our named executive officers’ interests with the interests of our stockholders; and
▪
encourage our successful named executive officers to remain with us for the long term.

Underpinning our compensation philosophy is our belief that Verra Mobility is a growth company with the potential to have a significant impact on the global smart mobility technology solutions and services industry. Achieving that potential should result in value creation for our stockholders. Thus, we believe that management’s incentives, our annual goals and the long-term goals set by our compensation committee and our Board should reflect that growth orientation.

2023 COMPANY PERFOMANCE HIGHLIGHTS

$817.3M Revenue	$57.0M Net Income	$371.5M Adjusted EBITDA

In 2023, we delivered strong results aligned with macro trends across our operating segments. Total revenue for fiscal year 2023 was $817.3 million, an increase of 10% compared to $741.6 million for fiscal year 2022. Net income for fiscal year 2023 was $57.0 million, or $0.36 per share, based on 160.0 million diluted weighted average shares outstanding, and adjusted EBITDA was $371.5 million for fiscal year 2023, compared to $338.5 million for fiscal year 2022.

The graph below compares the cumulative total return on our Class A Common Stock with that of the S&P 500 Index, the S&P Composite 1500 Data Processing & Outsourced Services Index and the Russell 2000 Index. The period shown commences on December 31, 2018 and ends on December 31, 2023, the end of our last fiscal year. The graph assumes an investment of $100 in each of the above on the close of market on December 31, 2018. We did not declare or pay any dividends on our Class A Common Stock

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Executive Compensation

during the comparison period. The stock performance graph is not necessarily indicative of future price performance.

Comparison of Cumulative Total Return
$250
$200
$150
$100
$50
12/31/18
12/31/19
12/31/20
12/31/21
12/31/22
12/31/23
Verra Mobility Corporation
S&P 500 Index
S&P Composite 1500 Data Processing & Outsourced Services Index
Russell 2000 Index

Key Compensation Highlights

Verra Mobility’s executive compensation program was designed to be consistent with its executive compensation principles, objectives and commitment to sound corporate governance, as summarized below.

▪
Moderate increases to target cash compensation. Target cash compensation increases for our named executive officers were made in February 2023 and ranged from 0% to approximately 5.9%.
▪
Annual incentives based on financial and individual performance. Our compensation committee approved the Verra Mobility Corporation Annual Incentive Bonus Plan (the “Bonus Plan”) for fiscal year 2023. The Bonus Plan provides the basis upon which participants may earn an annual incentive bonus if the Company or a business unit, as applicable, meets certain financial factors. Our fiscal year 2023 consolidated and business unit financial results exceeded financial targets under the Bonus Plan, with the exception of consolidated adjusted EBITDA and Parking Solutions revenue and adjusted EBITDA, and we paid cash bonuses to eligible participants, as applicable. The cash bonus payments are fully described in the section entitled "Annual Incentive Program" beginning on page 31.
▪
Granted long-term incentive awards. Our long-term incentive awards consist of a mix of RSUs and performance share units (“PSUs”) based on relative total stockholder return ("TSR"), which are both intended to strengthen the alignment between pay outcomes and our financial performance. Our Chief Executive Officer receives an equity mix of 70% PSUs and 30% RSUs, and our other named executive officers receive an equity mix of 60% PSUs and 40% RSUs.

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The number of PSUs that may vest is based on the achievement of threshold (minimum required for a payout), target or maximum levels and may range from 50% to 150% of the target number of shares. If we do not achieve the threshold level, then no shares will vest. If our achievement falls between the threshold, target or maximum levels, the portion of the award that may vest will be determined based on straight-line interpolation. If our absolute TSR is negative over the three-year performance period, the number of PSUs that may vest will be capped at 100% of the target number of shares.

Our annualized TSR of 26.82% exceeded PSU comparator group median annualized TSR for the 2020-2023 performance period, which resulted in the delivery of the maximum of 150% of target shares to eligible participants under the PSU awards granted in 2020.

▪
Established five-year long-term incentive program. In August 2023, our compensation committee established a 5-year long-term incentive program (the “5-Year LTIP”) for our executive leadership team to create additional incentives that extend beyond the relative TSR objectives and time frame of our ongoing PSU program and long-term incentive awards. Our compensation committee believed that it was important to galvanize key executive leaders to motivate and reward for achievement and over-achievement of our long-term strategic plan and growth aspirations. These grants are intended to provide value to executives only if there is a significant and sustained increase in stockholder value over the five-year performance period.

All shares subject to the 5-year LTIP that have not vested by August 15, 2028 will be forfeited and canceled. The award is comprised of three tranches, and the respective performance conditions necessary for vesting, as described below, are measured on August 15, 2026, August 15, 2027, and August 15, 2028, respectively (each, a “measurement date”). Any shares unearned on the respective measurement date are forfeited (i.e., not eligible to vest on any future measurement date).

For each measurement date, the percentage of shares underlying the tranche that are eligible to vest is determined by linear interpolation between the threshold and maximum stock price targets. To vest into 100% of eligible shares of the first tranche (one-third of total shares), on the 2026 measurement date, annualized TSR of 17.5% must be met (68% absolute growth from the grant date closing price). To vest into 100% of eligible shares of the second tranche (one-third of total shares), on the 2027 measurement date, annualized TSR of 17.5% must be met (98% absolute growth from the grant date closing price). To vest into 100% of eligible shares of the third tranche (one-third of total shares), on the 2028 measurement date, annualized TSR of 17.5% must be met (133% absolute growth from the grant date closing price).

▪
Executive stock ownership guidelines. Our compensation committee adopted stock ownership guidelines to further align the interests of executives with those of our stockholders. Executives are expected to accumulate and hold a minimum number of shares of Class A Common Stock and all of our executives satisfy the stock ownership guidelines.
▪
Adopted clawback policy. In October 2023, our Board adopted the Verra Mobility Corporation Amended and Restated Compensation Clawback Policy (the “Clawback Policy”) that requires us to seek to recover incentive compensation granted, earned or vested based in whole or in part on the attainment of financial reporting measures from any affected officer if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under securities laws.

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Executive Compensation

Our compensation program in fiscal year 2023 consisted of base salary, annual cash incentives, RSUs and PSUs. The following table summarizes the primary elements and objectives of our fiscal year 2023 compensation program for executive officers, including our named executive officers.

Element	Description	Primary Objectives
Base Salary	Ongoing cash compensation based on the executive officer’s role and responsibilities, individual job performance, and experience.	▪ Recruitment and retention

Annual Incentive Program

Annual incentive with target award amounts for each executive officer. Actual cash payouts are linked to achievement of consolidated and business unit annual revenue and adjusted EBITDA goals, as well as individual performance. For 2023, payouts could range from 0%-150% of target depending on the relevant metric.

▪ Drive top-tier performance ▪ Incentivize and reward business outcomes and individual performance

Long-Term Incentives

Ongoing Long-Term Incentive Awards: Our named executive officers received annual equity awards during 2023, comprised of a combination of 70% PSUs and 30% RSUs for our Chief Executive Officer, and 60% PSUs and 40% RSUs for the rest of our named executives. RSUs vest over four years in equal installments. PSUs vest three years from the grant date and are based on the achievement of milestones based on our three-year relative TSR.

5-Year LTIP: Our named executive officers also received PSUs as part of the 5-Year LTIP. The 5-Year LTIP was designed to create additional incentives that extend beyond the stockholder return objectives and time frame of the equity awards granted previously and to drive strategic focus and achieve outstanding levels of performance and value creation. The 5-Year LTIP will vest in three equal tranches based on the compound annual growth rate in the value of the Company’s Class A Common Stock on three measurement dates of August 15, 2026, August 15, 2027 and August 15, 2028. The terms and associated performance hurdles are described in further detail below.

▪ Drive top-tier performance ▪ Align with stockholder interests ▪ Retain key talent

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Executive Compensation

COMPENSATION GOVERNANCE

Our compensation committee recognizes that the success of our executive compensation program over the long-term requires a robust framework of compensation governance. As a result, our compensation committee regularly reviews executive compensation practices and trends and incorporates best practices into our executive compensation program.

Role of the Compensation Committee

Our compensation committee works closely with its independent compensation consultant, Semler Brossy, and meets regularly, including in executive session without members of management present, to make decisions concerning our executive compensation program and the compensation of our Chief Executive Officer and other executive officers. Our compensation committee reviews a variety of market data and information, including company peers, compensation information in the technology industry and general economic trends, and considers the recommendations of its compensation consultant when making compensation decisions. Our compensation committee chairman reports on our compensation committee’s actions at each regular Board meeting. Our compensation committee’s responsibilities include, among other things, reviewing and approving (or making recommendations to our Board, as applicable, regarding):

▪
our compensation philosophy, objectives and policies;
▪
amounts and form of compensation to executives;
▪
annual and long-term incentive targets and performance goals;
▪
achievement of goals in annual and long-term incentive plans;
▪
non-employee director compensation;
▪
the peer companies used for assessing market compensation levels, pay practices and performance; and
▪
CD&A disclosure in the annual proxy statement.

The full description of our compensation committee’s authority and responsibilities is provided in our compensation committee charter, which is available on our investor relations website.

Role of the Independent Compensation Consultant

Our compensation committee retained Semler Brossy to serve as its independent compensation consultant for fiscal year 2023. Semler Brossy was engaged to assist our compensation committee with a variety of tasks related to 2023 executive compensation, which included, among other things, conducting and presenting the annual review of the total compensation packages for our executive officers, including base salary, cash bonuses, long-term incentives and total direct compensation, reviewing market data on compensation, reviewing and assessing the annual and long-term incentives currently provided to executives and future awards, aligning and testing performance-related pay, reviewing non-employee directors’ compensation, reviewing our peer group, and understanding and responding to market compensation trends. Our compensation committee assessed the independence of Semler Brossy pursuant to the rules prescribed by the SEC and Nasdaq and concluded that no conflict of interest existed in 2023 that would have prevented Semler Brossy from serving as an independent consultant to our compensation committee.

Role of Management

When making decisions on executive compensation, our compensation committee considers input from our Chief Executive Officer, who provides his evaluation of each executive officer’s performance to the committee and makes recommendations with respect to base salary and target incentives, incentive awards and equity awards for each executive officer other than himself. This recommendation is considered by our compensation committee, which makes its own ultimate determinations. No member of

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Executive Compensation

management, including our Chief Executive Officer, is present during the deliberation of his or her own compensation decisions.

Competitive Market Information

Our compensation committee considered competitive market practices when setting total pay levels for 2023. However, competitive market data is only one of several resources made available to the committee to assist it in setting executive compensation levels. Our compensation committee also considers individual-specific factors, such as individual performance, experience and level and scope of responsibilities, company performance and economic conditions. Our compensation committee does not use a formula or fixed target to determine compensation.

In setting compensation, our compensation committee compares base salaries, annual incentive opportunities, and long-term compensation for our executive officers against a peer group of companies with similar revenue, market capitalization and EBITDA characteristics, and which are likely to compete for executive talent and/or share a similar business model or content in one or more areas. Our compensation committee regularly reviews the composition of the peer group and makes modifications as appropriate. The peer group approved by our compensation committee in April 2022 was the basis for our 2023 compensation decisions. Our 2023 peer group consisted of the following companies:

ACI Worldwide	CSG Systems	Manhattan Associates
Alarm.Com Holdings, Inc.	EVERTEC, Inc.	OSI Systems
Aspen Technology	EVO Payments	Q2 Holdings
Badger Meter	ExlService Holdings	SP Plus Corporation
Blackbaud	Guidewire Software	WEX Inc.
Cerence

In April 2023, our compensation committee undertook a comprehensive review of our peer group and adopted the peer group listed below for our 2024 compensation decisions.

ACI Worldwide	CSG Systems	OSI Systems
Alarm.Com Holdings, Inc.	EVERTEC, Inc.	Q2 Holdings
Badger Meter	ExlService Holdings	SP Plus Corporation
Blackbaud	Guidewire Software	WEX Inc.
Cerence	Manhattan Associates

In addition to our peer companies, our compensation committee also reviews pay data from compensation surveys, where relevant, as an additional reference point when setting executive compensation levels.

Stock Ownership Guidelines

We have stock ownership guidelines for our named executive officers as set forth below. Each executive must achieve the minimum equity investment within five years of the adoption of the guidelines or within five years of the date the employee first becomes subject to the guidelines.

Position	Ownership Guidelines
Chief Executive Officer	Lesser of 4 times base salary or 230,000 shares
Chief Financial Officer	Lesser of 2 times salary or 95,000 shares
All Other Executives	Lesser of 1 times base salary or 40,000 shares

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Executive Compensation

Clawback Policy

In October 2023, our Board adopted the Clawback Policy. The Clawback Policy requires us to seek to recover "Erroneously Awarded Compensation," as defined in the Clawback Policy, from any affected officer if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under securities laws. The Clawback Policy applies to accounting restatements to correct an error in previously issued financial statements that is material to the previously issued financial statement, or that would result in a material misstatement if the error was corrected in the current period or left uncorrected in the current period.

The compensation elements subject to clawback or cancelation under the Clawback Policy include any compensation that is granted, earned or vested based in whole or in part on the attainment of a "Financial Reporting Measure" (as defined in the Clawback Policy), in each case, awarded, earned or paid out during the three fiscal years immediately preceding the date on which we were required to prepare the restatement. Our compensation committee has full and final authority to make any and all determinations required or permitted under the Clawback Policy.

Compensation Risk Assessment

As a publicly traded company, we are subject to SEC rules regarding risk assessment. Those rules require a publicly traded company to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on us. We do not believe that our incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on us.

ANALYSIS OF 2023 NAMED EXECUTIVE OFFICER COMPENSATION

Our named executive officers, consisting of our PEO, principal financial officer, and the next three most highly compensated executive officers as of December 31, 2023, are listed below. For purposes of this disclosure, we define “executive officer” as the president, any executive vice president in charge of a principal business unit or function, and any other officer or person who performs a policy making function.

▪
David Roberts, President and Chief Executive Officer;
▪
Craig Conti, Executive Vice President and Chief Financial Officer;
▪
Steve Lalla, Executive Vice President, Commercial Services;
▪
Jonathan Baldwin, Executive Vice President, Government Solutions; and
▪
Jonathan Keyser, Executive Vice President and Chief Legal Officer.

Base Salary

Base salary is a fixed element within a total compensation package intended to attract and retain the talent necessary to successfully manage our business and execute our business strategies. Base salary for our named executive officers is established based on the scope of their responsibilities, taking into account relevant experience, internal pay equity, tenure and other factors deemed relevant. The table below shows the annualized base salary for each named executive officer for 2023 and 2022. Base salary increases for 2023 were approved by our Board and compensation committee in February 2023 to more closely align compensation levels with market data.

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Executive Compensation

	Base Salary ($)
Name	2023	2022	Change (%)
David Roberts	625,000	590,000	5.93%
Craig Conti	470,000	450,000	4.44%
Steve Lalla	440,000	420,000	4.76%
Jonathan Baldwin	400,000	385,000	3.90%
Jonathan Keyser	400,000	400,000	—

Our compensation approach is to deliver a significant portion of compensation in the form of at-risk, performance-based components, and in 2023, a significant portion of our executive compensation consisted of variable, at-risk compensation. Approximately 93.3% of our Chief Executive Officer’s compensation for 2023 was delivered in variable compensation elements, and approximately 87.6% of our other named executive officers’ overall compensation, on average, was delivered in at-risk variable compensation.

Annual Incentive Program

During 2023, we sponsored the Bonus Plan for our employees who were active, full-time employees in management levels or higher, and who were eligible pursuant to the terms of the Bonus Plan. Participation for our executive officers was determined by our compensation committee. Participants in the Bonus Plan, which included our named executive officers, were eligible to receive cash bonus payments based on our (and segment, if applicable) performance during the performance period, and individual performance over the course of the full fiscal year. For 2023, the annual bonus targets for our named executive officers remained unchanged from the prior year and were established as a percentage of base salary as follows:

Name	Target Award % (% of Base Salary)
David Roberts	100%
Craig Conti	75%
Steve Lalla	75%
Jonathan Baldwin	75%
Jonathan Keyser	70%

Payment of bonuses to our named executive officers is based on the achievement of our revenue and adjusted EBITDA targets for each of our segments for the plan year, as well as an individual performance measure, as shown in the chart below. The revenue and adjusted EBITDA targets are determined by our Chief Financial Officer and approved by our compensation committee, and are subject to adjustment by the application of an operational modifier (consisting of performance against key strategic objectives applicable to the participant based on the participant’s designation).(1)

(1)
We define EBITDA as net income adjusted to exclude net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA further excludes certain non-cash expenses and other costs that management believes are not indicative of our ongoing operating performance. EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities.

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Executive Compensation

	Performance Metric Weighting
Name	Consolidated Revenue	Consolidated Adjusted EBITDA	Business Unit Revenue	Business Unit Adjusted EBITDA	Individual Performance
David Roberts	50%	30%			20%
Craig Conti	50%	30%			20%
Steve Lalla			50%	30%	20%
Jonathan Baldwin			50%	30%	20%
Jonathan Keyser	50%	30%			20%

Our fiscal year 2023 consolidated and business unit financial results exceeded our revenue and adjusted EBITDA targets under the Bonus Plan, with the exception of consolidated adjusted EBITDA and Parking Solutions revenue and adjusted EBITDA, and we paid cash bonuses to eligible participants based on the applicable payout percentage shown in the chart below. Individuals factors are determined based on our Chief Executive Officer's subjective performance ratings for each executive, which considers corporate and business unit outcomes, as applicable, in addition to individual and strategic priorities for the fiscal year.

	Performance Metric Goals and Achievement ($MM)
Performance Metric	< Threshold	Threshold	Target	Maximum	2023 Actual Performance(1)	Payout as a % of Target(2)
Payout as a % of Target	0%	50%	100%	150%
Consolidated
Revenue	< $679.1	$679.1	$799.0	$958.8	$817.3	105.0%
Adjusted EBITDA	< $316.4	$316.4	$372.2	$446.7	$371.5	96.7%
Commercial Services Business Unit
Revenue	< $301.9	$301.9	$355.2	$426.2	$372.8	110.0%
Adjusted EBITDA	< $197.2	$197.2	$232.0	$278.4	$242.2	112.5%
Government Solutions Business Unit
Revenue	< $296.4	$296.4	$348.7	$418.4	$358.4	105.0%
Adjusted EBITDA	< $102.3	$102.3	$120.4	$144.4	$114.5	100.0%
Parking Solutions Business Unit
Revenue	< $80.8	$80.8	$95.1	$114.1	$86.1	0.0%
Adjusted EBITDA	< $16.9	$16.9	$19.9	$23.8	$14.9	0.0%

(1)
For purposes of calculating annual incentive plan payouts for fiscal year 2023, we decreased 2023 Consolidated, Commercial Services and Government Solutions revenue by $4.3 million, $1.8 million and $2.5 million, respectively, and adjusted EBITDA by $0.1 million, ($0.1) million and $0.2 million, respectively, to address foreign exchange rate movements. Additionally, we increased 2023 Government Solutions adjusted EBITDA by $4.9 million for one-time non-recurring items including but not limited to inventory impairment and foreign exchange impact.
(2)
Payout as a percent of target was based on the performance inclusive of the adjustments to Consolidated, Commercial Services and Government Solutions as described above.

Verra Mobility Amended and Restated 2018 Equity Incentive Plan

Our stockholders approved the Verra Mobility Amended and Restated 2018 Equity Incentive Plan (as restated, the "2018 Plan") on May 23, 2023. Awards made under the 2018 Plan allow us to attract new key employees, continue to retain existing key employees, directors and other service providers for our and our stockholders’ long-term benefit, and align the interests of our employees, directors and other service providers with the interests of our stockholders. The 2018 Plan authorizes our compensation committee to provide incentive compensation in the form of stock options, restricted stock and stock units, performance shares and units, other stock-based awards and cash-based awards. The maximum aggregate number of shares authorized for issuance under the 2018 Plan is 15,864,000, and such shares shall consist of authorized but unissued or reacquired shares or any combination thereof.

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Executive Compensation

2023 Long-Term Incentive Plan

In 2023, our compensation committee approved awards of long-term incentives to our named executive officers comprised of RSUs and PSUs, intended to strengthen the alignment between pay outcomes and our financial performance.

Our compensation committee also awarded our executives PSUs as part of the 5-Year LTIP, which vest in three equal tranches based on the compound annual growth rate in the value of our Class A Common Stock on three measurement dates three, four and five years from the grant date.

Restricted Stock Units

Unless otherwise approved by our compensation committee, RSUs vest in four equal annual installments beginning on the first anniversary of the grant date, subject to the participant’s continued service on each applicable vesting date, and represent the right to receive shares of our Class A Common Stock.

RSUs may not be transferred by the participant. Participants have no voting rights or rights to receive cash dividends with respect to RSUs until shares of stock are issued in settlement of such awards. Unless otherwise provided by our compensation committee, a participant will forfeit any RSUs which have not vested prior to the participant’s termination of service.

On March 2, 2023, we granted the following number of RSUs to our named executive officers:

▪
David Roberts – 63,380 RSUs;
▪
Craig Conti – 29,295 RSUs;
▪
Steve Lalla – 24,788 RSUs;
▪
Jonathan Baldwin – 22,535 RSUs; and
▪
Jonathan Keyser – 33,802 RSUs.(1)

(1)
The RSUs granted to Mr. Keyser on March 2, 2023 are comprised of two awards pursuant to his executive employment agreement as an inducement to join the Company. The first award, for 25,352 RSUs, is subject to annual time-based vesting of 33.3% increments on each of the first three anniversaries of the grant date. The second award, for 8,450 RSUs, is subject to annual time-based vesting of 25% increments on each of the first four anniversaries of the grant date.

Performance Share Units

The number of PSUs that may vest is based on the achievement of threshold (minimum required for a payout), target or maximum levels and may range from 50% to 150% of the target number of shares. PSUs vest three years from the grant date based on the achievement of our three-year TSR relative to companies in the S&P 1000 Index.

If we do not achieve the threshold level, then no shares will vest. If our achievement falls between the threshold, target or maximum levels, the portion of the award that may vest will be determined based on straight-line interpolation. If our absolute TSR is negative over the three-year performance period, the number of PSUs that may vest will be capped at 100% of the target number of shares.

On March 2, 2023, we granted the following number of PSUs to our named executive officers:

▪
David Roberts – 127,180 PSUs;
▪
Craig Conti – 37,790 PSUs;
▪
Steve Lalla – 31,976 PSUs;

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Executive Compensation

▪
Jonathan Baldwin – 29,069 PSUs; and
▪
Jonathan Keyser - 7,267 PSUs.

For the three-year period beginning in 2023, PSUs may be earned, if at all, based on our three-year annualized TSR performance against companies in the S&P 1000 Index. Our compensation committee adopted the S&P 1000 Index as the comparator group for purposes of relative TSR to address a lack of direct public competitors and to motivate outperformance versus a broader market index. In keeping with its pay-for-performance philosophy, our compensation committee also set the performance target for earning PSUs at the 55th percentile of the comparator group for the three-year period. Beginning with PSUs granted in 2022, the performance required to earn the threshold payout (50% of the target amount) is performance at the 25th percentile, performance required to earn the target payout (100% of target amount) is performance at the 55th percentile, and the performance required to earn the maximum payout (150% of the target amount) is performance at or above the 75th percentile. The payout cannot exceed 100% of the target amount if our absolute TSR is negative.

A relative TSR payout factor will be determined by calculating the percentile rank of our three-year annualized TSR versus the three-year annualized TSR of the S&P 1000 Index for the performance period:

	Below Threshold	Threshold	Target	Maximum
Percentile Rank of Company vs. Comparator Group	<25th percentile	25th percentile	55th percentile	75th percentile
Payout	0%	50%	100%	150%

PSU Grant Payouts

In 2020, we granted PSUs (the “2020 PSUs”) to our named executive officers, among others, that could be earned based on relative TSR performance. The 2020 PSUs had a three-year performance period beginning on March 5, 2020 and ending on March 5, 2023. We measured our relative stockholder return relative to a comparator group consisting of a group of companies within the data processing and outsourced services industry over the three-year performance period. The PSU awards could be earned as illustrated in the table below based on performance relative to the comparator group. Based on our relative TSR of 11.99% during the performance period, the 2020 PSUs earned a payout of 150%. Mr. Roberts’ 52,810 2020 PSUs earned a payout of 79,215 shares of Class A Common Stock.

	Below Threshold	Threshold	Target	Maximum
Difference from Comparator Group Median	<-8%	-8%	0%	+8%
Payout	0%	50%	100%	150%

In 2021, we granted PSUs (the “2021 PSUs”) to our named executive officers, among others, that could be earned based on relative TSR performance. The 2021 PSUs had a three-year performance period beginning on March 4, 2021 and ending on March 4, 2024. Based on our relative TSR of 27.02% during the performance period, the 2021 PSUs earned a payout of 150%. Mr. Roberts’ 62,578 2021 PSUs earned a payout of 93,867 shares of Class A Common Stock.

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Executive Compensation

Five-Year Long-Term Incentive Program

In August 2023, following extensive consideration, our compensation committee deemed it appropriate to establish the 5-Year LTIP for our executive leadership team to create additional incentives that extend beyond the relative TSR objectives and time frame of our ongoing PSU program and long-term incentive awards. Our compensation committee believed it was important to galvanize key executive leaders to motivate and reward for achievement and over-achievement of our long-term strategic plan and growth aspirations. Performance will be measured over a five-year performance period through August 15, 2028, and the ability to vest in a portion of the award in years three and four in the event performance goals are achieved by such dates. These grants are intended to provide value to our executives only if there is a significant and sustained increase in stockholder value over the five-year performance period. The following summarizes certain key features of the 5-Year LTIP awards.

Design Purpose

The 5-year LTIP is designed to motivate executives to lead us to achieve outstanding levels of performance and value creation. Any vesting of the 5-Year LTIP is subject to the achievement of rigorous absolute stock price targets, as well as the recipient’s continuous service.

Term and Measurement Dates

All shares subject to the 5-Year LTIP that have not vested by August 15, 2028 will be forfeited and canceled. The award is comprised of three tranches, and the respective performance conditions necessary for vesting, as described below, are measured on August 15, 2026, August 15, 2027, and August 15, 2028, respectively. Any shares unearned on their respective measurement date are forfeited (i.e., not eligible to vest on any future measurement date).

Performance Vesting

The 5-Year LTIP will vest based on our stock performance exceeding absolute compound annual growth rate hurdles (“Annualized TSR”) and calculated based on a 45-trading day trailing average closing trading price on each measurement date, subject to the recipient’s continued service through the applicable measurement date. The baseline price for the purpose of determining Annualized TSR performance is based on a 10-trading day average closing price as of August 15, 2023.

The threshold and maximum TSR targets for each of the three tranches are based on a 10% annualized growth rate and a 17.5% annualized growth rate from the grant date, respectively. Zero percent of eligible shares will be earned if performance is below threshold, and 100% of eligible shares will vest if performance is at or above maximum on the measurement date for each of the three tranches.

For each measurement date, the percentage of shares underlying the tranche that are eligible to vest is determined by linear interpolation between the threshold and maximum stock price targets. To vest into 100% of eligible shares of the first tranche (one-third of total shares), on the 2026 measurement date, Annualized TSR of 17.5% must be met (68% absolute growth from the grant date closing price). To vest into 100% of eligible shares of the second tranche (one-third of total shares), on the 2027 measurement date, Annualized TSR of 17.5% must be met (98% absolute growth from the grant date closing price). To vest into 100% of eligible shares of the third tranche (one-third of total shares), on the 2028 measurement date, Annualized TSR of 17.5% must be met (133% absolute growth from the grant date closing price).

Any shares in a given tranche that do not vest on the measurement date for that respective tranche are forfeited.

2024 PROXY STATEMENT	35

Executive Compensation

Award Size

The 5-Year LTIP is intended to deliver meaningful value to participants if and only if sustained performance is delivered over the five-year performance period. Individual grant amounts were calibrated relative to executives’ ongoing compensation opportunities and based on input from our compensation committee’s independent compensation consultant regarding similar programs in the marketplace.

Severance and Change in Control

The 5-Year LTIP is subject to the following severance and change in control provisions:

 In the case of termination of employment without “cause,” as defined the 2018 Plan, that is not in connection with a change in control of Verra Mobility and which occurs after the 24-month anniversary of the grant date, the award recipient would remain eligible to receive the amounts that are earned on any subsequent measurement date that occurs within three months of the termination date, prorated based on the recipient’s service from the grant date of the award through the 2028 measurement date.

 In the case of voluntary termination of employment, termination of employment for “cause”, or termination due to death or disability, the award recipient would forfeit any unvested shares.

Upon a change in control where awards are not assumed in the transaction, the recipient would be eligible to earn a number of shares, if any, based on the per-share price stockholders of Verra Mobility receive in the transaction .

Upon a change in control where awards are assumed in the transaction, the recipient would be eligible to earn a number of shares, if any, based on the per-share price our stockholders receive in the transaction, with such earned shares converting to time-based awards and remaining subject to underlying service-vesting conditions, and subject to vesting acceleration on certain qualifying terminations.

On August 15, 2023, we granted the following number of PSUs as part of the 5-Year LTIP to our executive officers as part of a one-time long-term incentive award:

•
David Roberts – 450,000 PSUs;
•
Craig Conti – 225,000 PSUs;
•
Steve Lalla – 185,000 PSUs;
•
Jonathan Baldwin – 170,000 PSUs; and
•
Jonathan Keyser - 120,000 PSUs.

Stock Options

Our compensation committee determined not to grant stock options in fiscal year 2023 and instead increased the weighting of performance-based awards tied to our three-year relative TSR performance; however, Jonathan Keyser was awarded 24,764 stock options on March 2, 2023 pursuant to his executive employment agreement as an inducement to join the Company. Such stock options are subject to annual time-based vesting of 25% increments on each of the first four anniversaries of the grant date. No other executive was granted stock options in 2023.

2024 PROXY STATEMENT	36

Executive Compensation

Stock options granted under the 2018 Plan represent options to purchase certain shares of Class A Common Stock at a future date determined in accordance with the participant’s award agreement. Stock options expire at the 10th anniversary of the grant date. Stock options may not be transferred by the participant. Unless otherwise provided by our compensation committee, a participant will forfeit any stock options which have not vested prior to the participant’s termination of service.

Other Compensation

In addition to base salary and annual and long-term performance-based compensation, our named executive officers are also eligible for the following benefits on a similar basis as our other eligible employees:

▪
health, dental, and vision insurance;
▪
paid time off including vacation, sick days, parental leave and volunteer time;
▪
life insurance and supplemental life insurance; and
▪
short-term and long-term disability insurance.

We also maintain a 401(k) plan (our “401(k) Plan”) available to substantially all of our employees who meet certain eligibility requirements. Our named executive officers may elect to have a portion of their compensation withheld, up to the statutory limit. Our 401(k) Plan includes a matching contribution by us that vests immediately of up to 100% of our named executive officers’ first 3% contribution, and 50% of the next 2%, subject to the terms of the 401(k) Plan. Other than the benefits described under our 401(k) Plan, we have not provided our named executive officers with any retirement benefits.

Accounting and Tax Considerations

We consider the accounting impact reflected in our financial statements when establishing the amounts and forms of executive compensation. The forms of compensation that we select are intended to be cost-efficient. Stock-based compensation expense for all stock-based payment awards granted is determined based on the grant-date fair value of such awards. We recognize these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the vesting term of the stock-based payment award. Forfeitures are accounted for as they occur.

Section 162(m) of the Internal Revenue Code generally sets a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any given year with respect to the compensation of certain executives, including each of our named executive officers. Historically, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code could be excluded from this $1 million limit. This exception was repealed with the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after 2017, unless certain transition relief is available.

While our compensation committee may consider the deductibility of compensation as a factor in determining executive compensation, our compensation committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives, without regard to the deductibility of compensation under it.

2024 PROXY STATEMENT	37

Executive Compensation

Compensation Committee Report

Our compensation committee has reviewed and discussed with management the CD&A included in this Proxy Statement. Based on this review and discussion, our compensation committee has recommended to our Board that the CD&A be included in this Proxy Statement.

Compensation Committee

Douglas Davis (Chairman)

Patrick Byrne

Cynthia Russo

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2024 PROXY STATEMENT	38

Executive Compensation

COMPENSATION TABLES AND INFORMATION

2023 Summary Compensation Table

The following table sets forth all of the compensation earned by our named executive officers during fiscal years 2023, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Equity Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Other Bonuses ($)		All Other Compensation ($)(3)	Total ($)
David Roberts	2023	616,913	7,939,490	636,445	—		13,046	9,205,894
President and Chief Executive Officer	2022	580,769	2,999,998	661,001	—		11,400	4,253,168
	2021	530,952	2,499,998	426,751	—		11,600	3,469,301
Craig Conti	2023	465,369	3,394,722	369,522	—		163,895	4,393,508
Executive Vice President and Chief Financial Officer	2022	311,538	2,800,007	277,958	325,000		8,601	3,723,104
Steve Lalla	2023	435,379	2,822,322	377,018	—		13,015	3,647,734
Executive Vice President, Commercial Services	2022	415,385	999,999	470,232	—		11,400	1,897,016
	2021	338,462	900,006	233,210	100,000	(4)	11,400	1,583,078
Jonathan Baldwin	2023	396,550	2,582,680	304,511	—		11,400	3,295,142
Executive Vice President, Government Solutions	2022	273,942	1,100,006	187,858	—		10,871	1,572,677
Jonathan Keyser(5)	2023	400,000	2,067,270	307,533	200,000	(6)	105,593	3,080,396
Executive Vice President and Chief Legal Officer

(1)
Equity Awards includes the grant date value of the awards issued as part of the 5-Year LTIP.
(2)
Non-equity incentive plan compensation was earned for fiscal year 2023 under the Bonus Plan.
(3)
The following table discloses each item included in the “All Other Compensation” column.

Name and Principal Position	Year	Severance Payments	Company Safe- Harbor Contributions to 401(k) Plan($)		Relocation Expenses	Total ($)
David Roberts	2023	-	13,046	*	-	13,046
President and Chief Executive Officer	2022	-	11,400		-	11,400
	2021	-	11,600		-	11,600
Craig Conti	2023	-	11,400		152,495	163,895
Executive Vice President and Chief Financial Officer	2022	-	8,601		-	8,601
Steve Lalla	2023	-	13,015	*	-	13,015
Executive Vice President, Commercial Services	2022	-	11,400		-	11,400
	2021	-	11,400		-	11,400
Jonathan Baldwin	2023	-	11,400		-	11,400
Executive Vice President, Government Solutions	2022	-	10,871		-	10,871
Jonathan Keyser	2023	-	12,631		92,962	105,593
Executive Vice President and Chief Legal Officer

* Includes certain de minimus catch-up payments related to prior periods.

(4)
Pursuant to his executive employment agreement, Mr. Lalla was granted a one-time make-whole cash sign-on bonus of $100,000 as an inducement to join the Company.
(5)
Mr. Keyser first became a named executive officer in 2023.
(6)
Mr. Keyser received a cash sign-on bonus of $200,000 pursuant to his executive employment agreement as an inducement to join the Company.

2024 PROXY STATEMENT	39

Executive Compensation

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of plan-based awards to our named executive officers during 2023. Please see the “Outstanding Equity Awards at Fiscal Year-End” table below for additional information regarding the vesting parameters that are applicable to these awards.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units(2)	All other option awards: Number of securities underlying options	Exercise or base price of option awards	Grant date fair value of stock and option awards(3)
		Threshold	Target	Max	Threshold	Target	Max
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($)	($)
David Roberts		312,500	625,000	937,500
	3/2/2023				63,590	127,180	190,770	63,380			3,749,990
	8/15/2023				225,000	450,000	675,000	—			4,189,500
Craig Conti		176,250	470,000	528,750
	3/2/2023				18,895	37,790	56,685	29,295			1,299,972
	8/15/2023				112,500	225,000	337,500	—			2,094,750
Steve Lalla		165,000	440,000	495,000
	3/2/2023				15,988	31,976	47,964	24,788			1,099,972
	8/15/2023				92,500	185,000	277,500	—			1,722,350
Jonathan Baldwin		150,000	400,000	450,000
	3/2/2023				14,534	29,069	43,603	22,535			999,980
	8/15/2023				85,000	170,000	255,000	—			1,582,700
Jonathan Keyser		140,000	400,000	420,000
	3/2/2023				3,633	7,267	10,900	33,802 (4)	24,764 (5)	17.75	950,070
	8/15/2023				60,000	120,000	180,000	—			1,117,200

(1)
Non-equity incentive compensation is subject to achievement of Company (and segment, as applicable) revenue and adjusted EBITDA targets and individual performance.
(2)
Each RSU represents a contingent right to receive one share of our Class A Common Stock. RSUs vest in four equal annual installments beginning on March 2, 2024, unless otherwise stated in the participant's grant documentation. Vested shares will be delivered on each settlement date.
(3)
The grant date fair value of the RSUs is $17.75 per unit, the fair market value of our Class A Common Stock on March 2, 2023. The grant date fair value of the PSUs is calculated in accordance with the accounting guidance on share-based payments. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the PSUs reported, please see Note 2 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(4)
The RSUs granted to Mr. Keyser on March 2, 2023 are comprised of two awards pursuant to his executive employment agreement as an inducement to join the Company. The first award, for 25,352 RSUs vests in three (3) equal annual installments beginning on March 2, 2024, and the second award, for 8,450 RSUs vests in four (4) equal annual installments beginning on March 2, 2024.
(5)
Mr. Keyser was granted 24,764 stock options pursuant to his executive employment agreement as an inducement to join the Company.

2024 PROXY STATEMENT	40

Executive Compensation

Outstanding Equity Awards as of December 31, 2023

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2023. All awards were granted under our 2018 Plan.

			Option Awards					Restricted Stock Awards			Performance Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
David Roberts	3/5/2020	3/5/2021	—	51,498		12.62	3/5/2030	—		—	—	—
	3/5/2020	3/5/2021	—	—		—	—	9,569		220,374	—	—
	3/17/2021	3/4/2022	38,760	116,280		13.69	3/4/2031	—		—	—	—
	3/17/2021	3/4/2022	—	—		—	—	18,262		420,574	—	—
	3/17/2021	3/4/2024	—	—		—	—	—		—	62,578	1,441,171
	5/11/2022	3/3/2023	45,180	180,723		13.97	5/11/2032	—		—	—	—
	5/11/2022	3/3/2023	—	—		—	—	48,318		1,112,764	—	—
	5/11/2022	3/3/2025	—	—		—	—	—		—	57,766	1,330,351
	3/2/2023	3/2/2024	—	—		—	—	63,380		1,459,641	—	—
	3/2/2023	3/2/2026	—	—		—	—	—		—	127,180	2,928,955
	8/15/2023	8/15/2026	—	—		—	—	—		—	450,000	10,363,500
Craig Conti	5/11/2022	5/11/2023	—	44,844		13.97	5/11/2032	—		—	—	—
	5/11/2022	5/11/2023	—	—		—	—	80,531	(3)	1,854,629	—	—
	5/11/2022	3/3/2025	—	—		—	—	—		—	19,255	443,443
	3/2/2023	3/2/2024	—	—		—	—	29,295		674,664	—	—
	3/2/2023	3/2/2026	—	—		—	—	—		—	37,790	870,304
	8/15/2023	8/15/2026	—	—		—	—	—		—	225,000	5,181,750
Steve Lalla	3/18/2021	3/4/2022	—	24,806		13.69	3/4/2031	—		—	—	—
	3/18/2021	3/4/2022	—	—		—	—	12,418		285,987	—	—
	3/18/2021	3/4/2024	—	—		—	—	—		—	15,019	345,888
	5/11/2022	3/3/2023	405	45,586		13.97	5/11/2032	—
	5/11/2022	3/3/2023	—	—		—	—	16,107		370,944	—	—
	5/11/2022	3/3/2025	—	—		—	—	—		—	19,255	443,443
	3/2/2023	3/2/2024	—	—		—	—	24,788		570,868	—	—
	3/2/2023	3/2/2026	—	—		—	—	—		—	31,976	736,407
	8/15/2023	8/15/2026	—	—		—	—	—		—	185,000	4,260,550
Jonathan Baldwin	5/11/2022	5/11/2023	10,463	41,854		13.97	5/11/2032	—		—	—	—
	5/11/2022	5/11/2023	—	—		—	—	32,749		754,209	—	—
	5/11/2022	3/3/2025	—	—		—	—	—		—	13,479	310,421
	3/2/2023	3/2/2024	—	—		—	—	22,535		518,981	-	-
	3/2/2023	3/2/2026	—	—		—	—	`		—	29,069	669,459
	8/15/2023	8/15/2026	—	—		—	—	—		—	170,000	3,915,100
Jonathan Keyser	3/2/2023	3/2/2024	—	24,764	(6)	17.75	3/2/2033	—		—	—	—
	3/2/2023	3/2/2024	—	—		—	—	33,802	(7)	778,460	—	—
	3/2/2023	3/2/2026	—	—		—	—	—		—	7,267	167,359
	8/15/2023	8/15/2026	—	—		—	—	—		—	120,000	2,763,600

(1)
Each RSU represents a contingent right to receive one share of our Class A Common Stock. RSUs vest in four equal annual installments beginning on the vesting commencement date set forth in the table. Vested shares will be delivered on each settlement date.
(2)
The aggregate dollar value of the RSUs is based on $23.03 per unit, the fair market value of our Class A Common Stock on December 31, 2023.
(3)
The RSUs granted to Mr. Conti on May 11, 2022 are comprised of two awards pursuant to his executive employment agreement as an inducement to join the Company. One award was for 21,475 RSUs subject to annual time-based vesting of 25% increments on each of the first four anniversaries of the grant date. The second award was for 128,848 RSUs subject to annual time-based vesting of 50% increments on each of the first two anniversaries of the grant date.
(4)
The amounts in this column represent PSUs with service- and performance-based vesting requirements, which, as of December 31, 2023, have not been satisfied.
(5)
The aggregate dollar value of the PSUs is based on $23.03 per unit, the fair market value of our Class A Common Stock on December 31, 2023.
(6)
Mr. Keyser was granted 24,764 stock options pursuant to his executive employment agreement as an inducement to join the Company.

2024 PROXY STATEMENT	41

Executive Compensation

(7)
The RSUs granted to Mr. Keyser on March 2, 2023 are comprised of two awards pursuant to his executive employment agreement as an inducement to join the Company. The first award, for 25,352 RSUs vests in three (3) equal annual installments beginning on March 2, 2024, and the second award, for 8,450 RSUs vests in four (4) equal annual installments beginning on March 2, 2024.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship between executive compensation actually paid and our financial performance. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with our performance, see the section titled “Compensation Discussion and Analysis.” Fair value amounts below are computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. TSR has been calculated in a manner consistent with Item 402(v) of Regulation S-K.

					Value of Initial Fixed $100 Investment Based On:
Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(2)(3)(4) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)(4) ($)	Total Stockholder Return(5) ($)	Peer Group Total Stockholder Return(6) ($)	Net Income (millions) ($)	Company-Selected Measure(7) (millions) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	9,205,894	17,174,992	3,604,195	5,512,630	164.62	118.52	57.00	371.5
2022	4,253,168	3,980,694	1,922,602	1,580,113	98.86	100.28	92.50	338.5
2021	3,469,301	5,242,754	1,189,717	1,237,959	110.29	120.19	41.40	270.9
2020	2,573,773	1,742,958	754,473	212,634	95.93	124.60	(4.60)	181.8

(1)
Our PEO for each of 2023, 2022, 2021 and 2020 was David Roberts. The non-PEO named executive officers included in the compensation columns above reflect the following: 2023 – Craig Conti, Steve Lalla, Jonathan Baldwin and Jonathan Keyser, 2022 – Craig Conti, Steve Lalla, Norman (Adam) Blake, Jonathan Baldwin, Patricia Chiodo and Rebecca Collins, 2021 – Steve Lalla, Norman (Adam) Blake, Patricia Chiodo, Rebecca Collins, Garrett Miller and Mark Talbot, 2020 – Patricia Chiodo, Rebecca Collins, Vincent Brigidi and Garrett Miller.
(2)
Fair value or change in fair value, as applicable, of equity awards in the “Actually Paid” columns was determined by reference to (1) for RSUs, closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price, (2) for PSUs, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s), and (3) for stock options, a Black-Scholes value as of the applicable year-end or vesting date(s), determined using methodologies that are consistent with the original valuation assumptions upon grant, the circumstances of the grant at the measurement date, and other relevant factors under United States generally accepted accounting principles.
(3)
For the portion of “Actually Paid” compensation that is based on year-end stock prices, a price of $23.03 was used as of December 31, 2023. Option valuations for 2023 assumed an expected life between 1.3 and 4.3 years. Option and PSU valuations for 2023 assumed an expected volatility between 19% and 43% and a risk-free rate between 3.4% and 5.3%. All valuations of equity awards were estimated using assumptions and methodologies substantially consistent with those used at grant. These methodologies are consistent with the principles in ASC 718. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the non-PEO NEOs as set forth below.

2024 PROXY STATEMENT	42

Executive Compensation

(4)
The dollar amounts reported in the column “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” are computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. No equity incentive awards were modified in 2021, 2022 or 2023. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation (as shown in the Summary Compensation Table) for the most recent year to determine the compensation actually paid:

Year	2023
	PEO	Avg. Non- PEO NEOs
Summary Compensation Table Total ($)	9,205,894	3,604,195
Less: Grant Date Fair Value of Equity Awards Granted in the Fiscal Year ($)	(7,939,490)	(2,716,748)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year ($)	10,936,887	3,719,060
Plus: Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years ($)	4,198,932	800,121
Plus: Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year ($)	772,769	106,002
Plus: Fair Value at Vesting of Equity Awards Granted and Vested during the Fiscal Year	-	-
Less: Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions during the Fiscal Year	-	-
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	-	-
Compensation Actually Paid ($)	17,174,992	5,512,630

(5)
Cumulative TSR represents the cumulative return on a fixed investment of $100 in our Class A Common Stock, for the period beginning on the last trading day of fiscal year 2019 through the end of the applicable fiscal year in the table, assuming reinvestment of dividends. We have never declared or paid cash dividends on our capital stock.
(6)
Our peer group as reflected in the stock performance graph in our 2020, 2021, 2022 and 2023 Forms 10-K is the S&P Composite 1500 Data Processing & Outsourced Services Index.
(7)
Our Company-Selected Measure is Adjusted EBITDA, a non-GAAP measure. Adjusted EBITDA is calculated as net income adjusted to exclude net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA further excludes certain non-cash expenses and other transactions that management believes are not indicative of our ongoing operating performance. EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities. Please see the discussion in the section above entitled "Annual Incentive Program" for additional information related to adjusted EBITDA.

List of Most Important Financial Performance Measures

The following list outlines what we believe to be the most important performance measures we used to link our named executive officers’ compensation actually paid to our performance for the most recently completed fiscal year:

•
Consolidated and business unit Revenue;
•
Consolidated and business unit adjusted EBITDA; and
•
Operational modifier consisting of performance against key strategic objectives based on business unit.

2024 PROXY STATEMENT	43

Executive Compensation

Compensation Actually Paid (“CAP”) versus TSR

The following graph compares the amount of compensation actually paid to Mr. Roberts and the average amount of compensation actually paid to our other named executive officers as a group (excluding Mr. Roberts) to our TSR over the applicable periods.

CAP vs Company TSR

Company TSR versus Peer TSR

The following graph compares our TSR to the TSR of our peer group, the S&P Composite 1500 Data Processing & Outsources Services Index, over the applicable periods.

2024 PROXY STATEMENT	44

Executive Compensation

Compensation Actually Paid versus Net Income

The following graph compares the amount of compensation actually paid to Mr. Roberts and the average amount of compensation actually paid to our other named executive officers as a group (excluding Mr. Roberts) to our net income over the applicable periods.

CAP vs. Net Income ($M)

Compensation Actually Paid versus Company Selected Measure

The following graph compares the amount of compensation actually paid to Mr. Roberts and the average amount of compensation actually paid to our other named executive officers as a group (excluding Mr. Roberts) to adjusted EBITDA, our company selected measure of over the applicable periods.

Company TSR vs Peer TSR

CAP vs. Company Selected Measure

2024 PROXY STATEMENT	45

Executive Compensation

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, we are providing the information below regarding the ratio of the annual total compensation of our median compensated employee to that of our Chief Executive Officer (the “CEO Pay Ratio”).

Identifying Our Median Compensated Employee

In determining our median compensated employee, we included the taxable annual compensation for 2022 paid to each employee (annualized for employees starting after January 1, 2022) other than our President and Chief Executive Officer, including employees of our consolidated subsidiaries, as of December 31, 2022 (the “Determination Date”), using the foreign exchange rates as of December 31, 2022 for non-domestic employees.

On the Determination Date, our global employee population for purposes of the median employee determination was 1,570 employees (comprised of 1,034 domestic and 536 international employees), including full-time and part-time employees. This determination process identified in a median group consisting of several employees and a representative employee was selected from that group, taking into account demographic characteristics that best represent a typical Verra Mobility employee, including tenure, location, role and responsibilities.

Median Employee’s Total 2023 Compensation

Using our calculation for our median compensated employee, we calculated that employee’s actual 2023 total annual compensation in accordance with the SEC’s requirements for reporting named executive officer compensation in the 2023 Summary Compensation Table, resulting in 2023 annual total compensation of $63,219.

Chief Executive Officer’s Total 2023 Compensation

For the purposes of the 2023 CEO Pay Ratio disclosure, we used Mr. Roberts’ 2023 total compensation as reported in the 2023 Summary Compensation Table, which was $9,205,894.

2023 CEO Pay Ratio

The ratio of Mr. Roberts’ annual total compensation for 2023 to the median employee annual total compensation, determined as described above, was approximately 146:1.

2024 PROXY STATEMENT	46

Executive Compensation

Option Exercises and Stock Vested Table

The following table provides additional information about the value realized by our named executive officers on stock option award exercises, RSUs vesting and PSUs vesting during the fiscal year ended December 31, 2023.

	Option Awards		Stock Awards		Performance Awards
Name	Number of Shares acquired on exercise (#)	Value Realized on exercise(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting(2) ($)	Number of shares acquired on vesting (#)	Value on realized vesting(3) ($)
David Roberts	193,252	1,428,120	34,805	616,745	79,215	1,403,690
Craig Conti	14,947	77,315	69,792	1,215,079	--	--
Steve Lalla	39,461	141,561	11,577	205,144	--	--
Jonathan Baldwin	--	--	10,916	190,048	--	--
Jonathan Keyser	--	--	--	--	--	--

(1)
The value realized on exercise of stock options is the difference between the market price of the underlying securities at exercise and the exercise or base price of the options.
(2)
The value realized on the vesting of RSUs is the closing price of our Class A Common Stock on the vesting date, multiplied by the number of shares vested. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy minimum tax withholding obligations.
(3)
The value realized on the vesting of PSUs is the closing price of our Class A Common Stock on the vesting date, multiplied by the number of shares vested. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy minimum tax withholding obligations.

Employment, Severance and Change in Control Agreements

Executive Employment Agreements

On March 25, 2021, we entered into an amended and restated executive employment agreement with David Roberts (the "Roberts Employment Agreement"), replacing Mr. Robert's existing offer letter then in place. We additionally entered into an executive employment agreement with Steve Lalla on January 31, 2021 (the “Lalla Employment Agreement”), with Jonathan Baldwin on January 16, 2022 (the “Baldwin Employment Agreement”), with Craig Conti on January 29, 2022, as amended on March 29, 2022 (the “Conti Employment Agreement”) and with Jonathan Keyser on November 8, 2022 (the “Keyser Employment Agreement,” together with the Roberts Employment Agreement, the Lalla Employment Agreement, the Baldwin Employment Agreement and the Conti Employment Agreement, the “Executive Employment Agreements”). The Executive Employment Agreements generally provide for at-will employment and set forth the executive officer’s annual base salary, subject to adjustment. The Executive Employment Agreements additionally provide that each executive officer is eligible to participate in our health and welfare benefit plans, retirement plan and our long-term equity and other incentive programs, consisting of grants of cash and/or equity awards at the discretion of our Board or its designees. Pursuant to the Executive Employment Agreements, our named executive officers are eligible for termination benefits, which provide for certain employee benefits and severance payments upon a qualifying termination of employment as summarized below under “Termination Benefits under Executive Employment Agreements.” Our compensation committee believes it is in the best interests of our stockholders to extend these benefits to our executives to reinforce and encourage retention and focus on creating stockholder value without undue distraction. In addition, our named executive officers have each executed our standard proprietary information and inventions assignment agreement.

2024 PROXY STATEMENT	47

Executive Compensation

David Roberts

Pursuant to the Roberts Employment Agreement, Mr. Roberts is entitled to receive an initial annual base salary of $550,000, subject to adjustment on an annual basis, as approved by our compensation committee. He is also eligible to participate in our cash-based bonus plan and receive a cash bonus payment equal to a target level of 100% of his base salary (subject to adjustment on an annual basis, as approved by our compensation committee) based upon our financial achievement and his personal performance. Mr. Roberts is eligible to earn up to 150% of his target bonus under our cash-based bonus plan, based upon our financial achievement and his personal performance.

Craig Conti

Pursuant to the terms of the Conti Employment Agreement, Mr. Conti is entitled to receive an initial annual base salary of $450,000, subject to adjustment on an annual basis, as approved by our compensation committee. He is also eligible to participate in our cash-based bonus plan and receive a cash bonus payment equal to a target level of 75% of his base salary (subject to adjustment on an annual basis, as approved by our compensation committee) based upon our financial achievement and his personal performance. Mr. Conti also received a one-time inducement equity grant with a grant value of $1,800,000 and a one-time inducement cash bonus of $325,000, both subject to terms outlined in the Conti Employment Agreement. Mr. Conti is eligible to earn up to 150% of his target bonus under our cash-based bonus plan, based upon our financial achievement and his personal performance.

Steve Lalla

Pursuant to the terms of the Lalla Employment Agreement, Mr. Lalla is entitled to receive an initial annual base salary of $400,000, subject to adjustment on an annual basis, as approved by our compensation committee. He is also eligible to participate in our cash-based bonus plan and receive a cash bonus payment equal to a target level of 75% of his base salary (subject to adjustment on an annual basis, as approved by our compensation committee) based upon our financial achievement and his personal performance. Mr. Lalla is eligible to earn up to 150% of his target bonus under our cash-based bonus plan, based upon our financial achievement and his personal performance.

Jonathan Baldwin

Pursuant to the terms of the Baldwin Employment Agreement, Mr. Baldwin is entitled to receive an initial annual base salary of $385,000, subject to adjustment on an annual basis, as approved by our compensation committee. He is also eligible to participate in our cash-based bonus plan and receive a cash bonus payment equal to a target level of 75% of his base salary (subject to adjustment on an annual basis, as approved by our compensation committee) based upon our financial achievement and his personal performance. Mr. Baldwin also received a one-time inducement equity grant with a grant value of $400,000, subject to terms outlined in the Baldwin Employment Agreement. Mr. Baldwin is eligible to earn up to 150% of his target bonus under our cash-based bonus plan, based upon our financial achievement and his personal performance.

Jonathan Keyser

Pursuant to the terms of the Keyser Employment Agreement, Mr. Keyser is entitled to receive an initial annual base salary of $400,000, subject to adjustment on an annual basis, as approved by our compensation committee. He is also eligible to participate in our cash-based bonus plan and receive a cash bonus payment equal to a target level of 70% of his base salary (subject to adjustment on an annual basis, as approved by our compensation committee) based upon our financial achievement and his personal performance. Mr. Keyser also received a one-time inducement equity grant with a grant value of $450,000 and a one-time inducement cash bonus of $200,000, both subject to terms outlined in the Keyser Employment Agreement. Mr. Keyser is eligible to earn up to 150% of his target bonus under our cash-based bonus plan, based upon our financial achievement and his personal performance.

2024 PROXY STATEMENT	48

Executive Compensation

Termination Benefits under Executive Employment Agreements

Pursuant to the terms of the Executive Employment Agreement, our executives are eligible to receive continuing payments of base salary and the cost of medical benefits. Mr. Roberts is eligible for such benefits a period of 24 months following a termination of his employment for reasons other than “Cause” or resignation for “Good Reason.” Messrs. Conti, Lalla, Baldwin and Keyser are eligible for such benefits for a period of 12 months following a termination of employment for reasons other than “Cause” or resignation for “Good Reason.” Such severance payments and benefits are subject to execution of a release in our favor and compliance with the obligations under such release as well as certain non-disparagement, non-competition, non-solicitation and cooperation covenants.

Vesting of Outstanding Equity Awards upon Termination or Change in Control

RSUs

RSUs granted to our named executive officers since 2023 provide that each award may be assumed or substituted on an equivalent basis by the acquiring company upon a change in control (as defined in the 2018 Plan). If the acquiring company does not do so, the outstanding RSUs are accelerated and fully vested provided that the recipient’s service has not terminated prior to the date of the change in control. If the acquiring company does assume or substitute the awards on an equivalent basis, then full-accelerated vesting of the awards is limited to circumstances in which, during the period from 90 days before through one year after a change in control, the recipient’s employment is terminated without cause or the recipient resigns for good reason, provided that such recipient execute a release in our favor.

PSUs and 5-Year LTIP Awards (Change in Control)

PSUs and the 5-Year LTIP awards granted to our named executive officers since 2023 provide that each award may be assumed or substituted on an equivalent basis by the acquiring company upon a change in control. If the acquiring company does not do so, the vesting of the applicable PSUs is accelerated equal to an amount that would have vested based on the actual level of achievement of the performance criteria as of the date of the change in control (calculated as provided in the applicable award agreement), provided that the recipient’s service has not terminated prior to the date of the change in control.

If the acquiring company does assume or substitute the awards on an equivalent basis, then accelerated vesting of the awards is limited to circumstances in which, during the period from 90 days before through (i) one year after a change in control for PSUs, or (ii) August 15, 2028 for 5-Year LTIP awards, the recipient’s employment is terminated without cause or the recipient resigns for good reason. In such a scenario, the vesting of the applicable PSUs is accelerated equal to an amount that would have vested based on the actual level of achievement of the performance criteria as of either (a) the date of the change in control (for pre-change-in-control periods) or (b) the date of termination or resignation (for post-change-in-control periods), as applicable (calculated as provided in the applicable award agreement), provided that such recipient execute a release in our favor.

5-Year LTIP Awards (Termination without Cause)

Additionally, the 5-Year LTIP awards provide for vesting following a termination of a recipient’s employment by Verra Mobility for reasons other than “Cause” or death or “Disability”; provided that such involuntary termination occurs more than 24 months after the grant date and on a date that is not within 90 days of an applicable measurement date. Upon an involuntary termination in the applicable window, the 5-Year LTIP awards will vest based on the actual level of achievement of the during the next applicable measurement date after the date of involuntary termination (calculated as provided in the applicable award agreement).

2024 PROXY STATEMENT	49

Executive Compensation

Potential Payments upon Termination or Change in Control

The following table provides information regarding the potential payments upon termination without Cause or for Good Reason, or change in control, as applicable, which would have been paid to each named executive officer in the event he had been terminated as of December 31, 2023, the last business day of fiscal year 2023.

All payments in connection with any such termination will comply with Section 409A of the Code, to the extent Section 409A applies. The actual amounts to be paid out can only be determined at the time of such executive’s separation.

	Termination without Cause or Resignation for Good Reason	Termination without Cause or Resignation for Good Reason with Change in Control	Awards Not Assumed in Connection with Change in Control	Death/ Disability(6)
David Roberts
Cash Payment($)(1)	2,500,000	2,500,000	—	—
Benefits($)(2)	39,806	39,806	—	—
Acceleration of Vesting of RSUs($)(3)	—	1,459,641	1,459,641	—
Acceleration of Vesting of PSUs/5-Year LTIP($)(4)	—	13,292,455	13,292,455	3,454,500
Acceleration of Vesting of Options($)(5)	—	—	—	—
Craig Conti
Cash Payment($)(1)	822,500	822,500	—	—
Benefits($)(2)	6,599	6,599	—	—
Acceleration of Vesting of RSUs($)(3)	—	674,664	674,664	—
Acceleration of Vesting of PSUs/5-Year LTIP($)(4)	—	6,052,054	6,052,054	1,727,250
Acceleration of Vesting of Options($)(5)	—	—	—	—
Steve Lalla
Cash Payment($)(1)	770,000	770,000	—	—
Benefits($)(2)	17,834	17,834	—	—
Acceleration of Vesting of RSUs($)(3)	—	570,868	570,868	—
Acceleration of Vesting of PSUs/5-Year LTIP($)(4)	—	4,996,957	4,996,957	1,420,168
Acceleration of Vesting of Options($)(5)	—	—	—	—
Jonathan Baldwin
Cash Payment($)(1)	700,000	700,000	—	—
Benefits($)(2)	20,641	20,641	—	—
Acceleration of Vesting of RSUs($)(3)	—	518,981	518,981	—
Acceleration of Vesting of PSUs/5-Year LTIP($)(4)	—	4,584,559	4,584,559	1,305,018
Acceleration of Vesting of Options($)(5)	—	—	—	—
Jonathan Keyser
Cash Payment($)(1)	680,000	680,000	—	—
Benefits($)(2)	—	—	—	—
Acceleration of Vesting of RSUs($)(3)	—	778,460	778,460	—
Acceleration of Vesting of PSUs/5-Year LTIP($)(4)	—	2,930,959	2,930,959	921,200
Acceleration of Vesting of Options($)(5)	—	130,754	130,754	—

(1)
Assumes a termination date of December 31, 2023, and is based on the executive’s salary and target bonus in effect at such date.
(2)
Reflects the cost related to the continuation of the executive’s health benefits for the period specified.
(3)
The value of RSUs shown is determined by multiplying the number of shares that would vest as of December 31, 2023 in accordance with the applicable equity award agreement terms and the closing price of one share of Class A Common Stock on December 31, 2023.
(4)
The value of PSUs/5-Year LTIP awards shown is determined by multiplying the number of units (at target level) that would vest as of December 31, 2023 in accordance with the applicable equity award agreement terms and the closing price of one share of Class A Common Stock on December 31, 2023.
(5)
The value of options shown is based on the excess of the closing price of one share of Class A Common Stock on December 31, 2023 over the exercise price of such options, multiplied by the number of unvested stock options held by the named executive officer.
(6)
Pursuant to the Executive Employment Agreements, upon death or disability, executives receive accrued but unpaid salary through the date of termination, any unreimbursed business expenses incurred and payable in accordance with our standard expense reimbursement policies, and (iii)

2024 PROXY STATEMENT	50

Executive Compensation

benefits earned, accrued and due under any qualified retirement plan or health and welfare benefit plan in which executive was a participant in accordance with applicable law and the provisions of such plan. Additionally, the 5-Year LTIP awards provide for vesting upon the death or disability of a recipient equal to the amount that will vest based on the actual level of achievement during the next applicable measurement date after the date of death or disability (calculated as provided in the applicable award agreement).

2024 PROXY STATEMENT	51

Equity Compensation Plan Information

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2023. All outstanding awards relate to our Class A Common Stock.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuances under Equity Compensation Plans (excluding securities in column (a)) (c)
Equity compensation plans approved by security holders	5,222,153	(1)	$13.78	7,112,570	(2)
Equity compensation plans not approved by security holders	—		N/A	—
Total	5,222,153	(1)	$13.78	7,112,570	(2)

(1)
Represents, as of December 31, 2023, (i) 1,059,732 shares issuable upon exercise of stock options, (ii) 2,064,161 shares issuable upon settlement of RSUs, and (iii) 2,098,260 shares issuable upon settlement of PSUs, inclusive of certain forfeitures attributable to that period. The weighted average exercise price in column (b) does not take RSUs and PSUs into account.
(2)
Represents shares of our Class A Common Stock available for issuance under our 2018 Plan as of December 31, 2023. Awards available for grant under our 2018 Plan include stock options, stock appreciation rights, restricted stock, RSUs and PSUs.

2024 PROXY STATEMENT	52

Transactions With Related Persons

Transactions With Related Persons

The following is a summary of transactions, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Employment Arrangements and Equity Grants

We have entered into executive employment agreements with certain of our executive officers, which include certain termination benefits. For more information regarding these arrangements, see “Employment, Severance and Change in Control Agreements” above. We have granted equity awards to our executive officers and members of our Board. For a description of these equity awards, see the sections titled “Executive Compensation” and “Director Compensation.”

Indemnification Agreements

Our certificate of incorporation contains provisions limiting the liability of directors, and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. In addition, we maintain standard policies of insurance under which coverage is provided (i) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as our directors and officers, and (ii) to us with respect to payments which may be made by us to such officers and directors pursuant to any indemnification provision contained in our certificate of incorporation and bylaws or otherwise as a matter of law. We have additionally entered into indemnity agreements with each of our directors and executive officers. Each indemnity agreement provides for indemnification and advancements of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Related Person Transaction Policy

Our audit committee has adopted a written policy and procedures with respect to related person transactions. Under this policy, a transaction constitutes a “related person transaction” if (i) we (or any of our subsidiaries) participate in the transaction, (ii) the transaction’s value exceeds $120,000, and (iii) a related person has or will have a direct or indirect material interest. A related person for the purposes of our policy is any of our executive officers, our directors and director nominees, beneficial owners of more than five percent of our Class A Common Stock, any immediate family member of any of the foregoing persons and any person (other than a tenant or employee) sharing the household of the foregoing persons.

Our audit committee must review and approve related person transactions subject to our related person transaction policy. No member of our audit committee participates in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. Our audit committee reports any transaction that the committee has approved under this policy at each meeting of our Board. If we become aware of related person transactions that had not previously approved or ratified under this policy, our audit committee evaluates all options, including, but not limited to, ratification, amendment or termination of the related person transaction based on all of the relevant facts and circumstances available to our audit committee.

In reviewing a related person transaction, our audit committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to us, (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or officer, (iii) the availability of other sources for comparable products or services, (iv) the terms of the transaction, and (v) the terms available to unrelated third parties or to employees generally. Our audit committee approves only those related person transactions that are in, or not inconsistent with, our best interests and those of our stockholders, as our audit committee determines in good faith.

2024 PROXY STATEMENT	53

Section 16(a) Beneficial Ownership Reporting Compliance

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Class A Common Stock and our other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2023, our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

2024 PROXY STATEMENT	54

Questions and Answers About these Proxy Materials, Voting and the Annual Meeting

Questions and Answers

About these Proxy Materials, Voting and the Annual Meeting

The information provided below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully before casting your vote. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website addressed in this Proxy Statement are inactive textual references only.

Why am I receiving these materials?

Our Board has made these materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the Annual Meeting. The Annual Meeting will take place on Tuesday, May 21, 2024 at 9:00 a.m. Pacific Time and will be completely virtual. You are invited to attend if you are a holder of our Class A Common Stock as of the Record Date (i.e., the close of business on March 28, 2024), or hold a valid proxy. If you are a holder of our Class A Common Stock as of the Record Date, you are requested to vote on the proposals described in this Proxy Statement.

What is a proxy?

A proxy means that you authorize persons selected by us to vote your shares of Class A Common Stock at the Annual Meeting in the way that you instruct. All shares represented by valid proxies that are received and not revoked before the Annual Meeting will be voted at the Annual Meeting in accordance with the stockholders’ specific voting instructions.

What is the notice regarding the availability of proxy materials on the internet?

We have elected to provide access to our proxy materials over the Internet. Accordingly, on or about April 8, 2024, we expect to send a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of the Record Date entitled to vote at the Annual Meeting. The Notice will provide instructions on how to access our Proxy Statement and annual report, along with how to vote via the Internet or by telephone. Instructions on how to request a printed copy of the proxy materials will also be provided in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help minimize our costs associated with printing and distributing our proxy materials and lessen the environmental impact of our Annual Meeting.

What information is contained in this Proxy Statement?

This Proxy Statement includes information about the nominees for directors and other matters to be voted on at the Annual Meeting. It also explains the voting process and requirements, describes the compensation of our directors and most highly compensated executive officers, and provides certain other information required by the rules of the SEC.

What should I do with these materials?

Please carefully read and consider the information contained in this Proxy Statement and then vote your shares as soon as possible to ensure that your shares will be represented at the Annual Meeting. You may vote your shares before the Annual Meeting, even if you plan to attend and participate.

NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT	55

Questions and Answers About these Proxy Materials, Voting and the Annual Meeting

How do I attend and participate in the Annual Meeting?

All stockholders as of the Record Date may attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/VRRM2024. In order to vote or submit a question during the Annual Meeting, you will need to enter the control number included in the Notice and follow the instructions posted at www.virtualshareholdermeeting.com/VRRM2024. If you requested printed copies of the proxy materials by mail, your control number will be provided with your proxy card or the instructions that accompany your proxy materials. Broadridge Financial Solutions, Inc. (“Broadridge”) is hosting our virtual Annual Meeting. If you encounter any difficulties accessing the Annual Meeting, please call the technical support number that will be posted on the Annual Meeting login page.

Who can vote at the Annual Meeting?

Only holders of our Class A Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were 166,515,896 shares of our Class A Common Stock outstanding and entitled to vote.

What matters am I voting on?

There are three matters scheduled for a vote. The following table sets forth a description of each of the proposals you are being asked to vote on, how you may vote on each proposal and how our Board recommends that you vote on each proposal.

Proposal	Description	How May I Vote?	How Does Our Board Recommend That I Vote?
Proposal 1	Elect two Class III directors, Michael Huerta and Raj Ratnakar, to hold office until the 2027 annual meeting of stockholders.	You may either vote FOR each nominee to serve as a Class III director or WITHHOLD with respect to each nominee.	Our Board recommends a vote FOR each of the Class III director nominees.
Proposal 2	Approve, on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement.	You may vote FOR or AGAINST or you may ABSTAIN from voting.	Our Board recommends a vote FOR approval of the compensation of our named executive officers as described in this Proxy Statement.
Proposal 3	Ratify our Board’s appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	You may vote FOR or AGAINST or you may ABSTAIN from voting.	Our Board recommends a vote FOR the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

2024 PROXY STATEMENT	56

Questions and Answers About these Proxy Materials, Voting and the Annual Meeting

What if another matter is properly brought before the Annual Meeting?

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares of Class A Common Stock are registered directly in your name with our transfer agent, Equinity Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote electronically during the Annual Meeting or vote by proxy through the Internet, over the telephone, or using a proxy card that you may request. Even if you have submitted a proxy before the Annual Meeting, you may still attend and vote during the Annual Meeting. In such case, your previously submitted proxy will be disregarded.

▪
You may vote your shares held in your name as the stockholder of record by attending the virtual Annual Meeting and voting electronically during the meeting. Follow the instructions posted at www.virtualshareholdermeeting.com/VRRM2024 and reference the control number included in the Notice sent to you or, if you requested printed copies be sent to you by mail, on your proxy card or in the instructions that accompanied your proxy materials. If you are unable to attend the Annual Meeting, it is important to vote in advance.
▪
To vote online before the Annual Meeting, go to www.proxyvote.com.
▪
To vote by toll-free telephone at 1-800-690-6903 (be sure to have your Notice or proxy card in hand when you call).
▪
To vote by mail, simply complete, sign and date the proxy card or voting instruction card and return it promptly in the envelope provided.

If we receive your vote by Internet or phone or your signed proxy card prior to 11:59 p.m. Eastern Time the day before the Annual Meeting, we will vote your shares as you direct.

To vote, you will need the control number, which will be included in the Notice or on your proxy card if you are a stockholder of record of Class A Common Stock as of the Record Date, or included with your voting instructions received from your broker, bank or other agent if you hold your shares of Class A Common Stock in “street name.”

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If, on the Record Date, your shares of Class A Common Stock are held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice will be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.

If you are a beneficial owner, you should have received a notice containing voting instructions from your brokerage firm, bank, dealer or similar organization rather than from us. Simply follow the voting instructions in the notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank or other agent.

2024 PROXY STATEMENT	57

Questions and Answers About these Proxy Materials, Voting and the Annual Meeting

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.

Can I change my vote?

Yes. Subject to the voting deadlines above, if you are a stockholder of record, you may revoke your proxy at any time before the close of voting using one of the following methods:

▪
Submit another properly completed proxy card with a later date.
▪
Grant a subsequent proxy by telephone or through the Internet.
▪
Send a written notice that you are revoking your proxy to our Secretary at Verra Mobility Corporation, 1150 North Alma School Road, Mesa, Arizona 85201.
▪
Attend the virtual Annual Meeting and vote electronically during the Annual Meeting. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by such party.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote during the Annual Meeting, or through the Internet, by telephone or by completing your proxy card before the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked “ABSTAIN.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present but have no effect on the outcome of matters voted.

A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.

Proposals 1 and 2 are non-routine matters, so your broker or nominee may not vote your shares on Proposals 1 and 2 without your instructions. Proposal 3 (the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024) is a routine matter, so your broker or nominee may vote your shares on Proposal 3 even in the absence of your instruction.

Please instruct your bank, broker or other agent to ensure that your vote will be counted.

2024 PROXY STATEMENT	58

Questions and Answers About these Proxy Materials, Voting and the Annual Meeting

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote but do not make specific choices, your shares will be voted FOR the election of each of the nominees for Class III director, FOR the advisory approval of our named executive officer compensation, and FOR the ratification of the selection of Deloitte as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

How many votes do I have?

Each stockholder will have the right to one vote per share of Class A Common Stock held as of the Record Date.

How many votes are needed to approve each proposal?

The following table sets forth the voting requirements with respect to each of the proposals:

Proposal	Description	Voting Requirement
Proposal 1	Elect two Class III directors, Michael Huerta and Raj Ratnakar, to hold office until the 2027 annual meeting of stockholders.

Each Class III director must be elected by a plurality of the votes cast. A plurality means that the nominees with the greatest number of FOR votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. A WITHHOLD vote will have no effect on the vote. Proposal 1 is a non-routine matter. Therefore, brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a stockholder of record will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2	Approve, on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement.

This proposal must be approved by a majority of the votes cast by the stockholders present in person or by proxy, meaning that the votes cast by the stockholders FOR the approval of the proposal must exceed the number of votes cast AGAINST the approval of the proposal. If a stockholder votes to ABSTAIN, it is not counted as a vote cast and has no effect on the outcome of this proposal. Proposal 2 is a non-routine matter. Therefore, brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Proposal 2 is non‑binding. Because this vote is advisory and not binding on us or our Board in any way, our Board may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from that which is approved by our stockholders.

Proposal 3	Ratify our Board’s appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

This proposal must be approved by a majority of the votes cast by the stockholders present in person or by proxy, meaning that the votes cast by the stockholders FOR the approval of the proposal must exceed the number of votes cast AGAINST the approval of the proposal. If a stockholder votes to ABSTAIN, it is not counted as a vote cast and has no effect on the outcome of this proposal. Proposal 3 is a routine matter. Therefore, if you are a beneficial owner, your broker, bank or other nominee may vote your shares on this proposal without receiving voting instructions from you.

2024 PROXY STATEMENT	59

Questions and Answers About these Proxy Materials, Voting and the Annual Meeting

How are votes counted?

You may either vote FOR each nominee to serve as a Class III director on our Board, or you may WITHHOLD your vote for the nominee to serve as a Class III director. Regarding the approval, on an advisory basis, of the compensation of our named executive officers as described in this Proxy Statement, you may vote FOR or AGAINST or you may ABSTAIN from voting. For the ratification of the selection of Deloitte as our independent registered public accounting firm, you may vote FOR or AGAINST or you may ABSTAIN from voting. Abstentions, withheld votes, and broker non-votes are not treated as votes cast either for or against a matter, and therefore will not affect the outcome of the vote.

Who counts the votes?

We have engaged Broadridge as our independent agent to tabulate stockholder votes. If you are a stockholder as of the Record Date, and you choose to vote over the Internet or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card will be returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name,” as applicable) will return one proxy card to Broadridge on behalf of all its clients.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

Requirements for stockholder proposals and stockholder solicitation of proxies in support of director nominees to be brought before the 2025 annual meeting.

Our bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, a stockholder must give timely notice thereof in writing to our Secretary at Verra Mobility Corporation, 1150 North Alma School Road, Mesa, Arizona 85201. To be timely for the 2025 annual meeting of stockholders, a stockholder’s notice, including any notices intended to solicit proxies in support of director nominees other than our nominees in compliance with Rule 14a-19 under the Exchange Act, must be delivered to or mailed and received by our Secretary at our principal executive offices between January 21, 2025 and February 20, 2025; provided that if the date of the 2025 annual meeting of stockholders is earlier than April 6, 2025 or later than July 5, 2025, a stockholder must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to our Secretary must also set forth the information required by our bylaws.

Requirements for stockholder proposals to be considered for inclusion in our next year’s proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, and intended to be presented at the 2025 annual meeting of stockholders, must be received by us not later than December 9, 2024 in order to be considered for inclusion in our proxy materials for that meeting.

2024 PROXY STATEMENT	60

Questions and Answers About these Proxy Materials, Voting and the Annual Meeting

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the aggregate voting power of the shares of Class A Common Stock issued, outstanding and entitled to vote at the Annual Meeting are present at the meeting or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another date.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

▪
view our proxy materials for the Annual Meeting on the Internet; and
▪
instruct us to send you future proxy materials by email.

Our proxy materials are also available on the Internet at www.proxyvote.com and on our investor relations website at https://ir.verramobility.com (information at or connected to our website is not and should not be considered part of this Proxy Statement). Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will lessen the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

How can I find out the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced during the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on each Notice to ensure that all your shares are voted.

2024 PROXY STATEMENT	61

Questions and Answers About these Proxy Materials, Voting and the Annual Meeting

What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. “Householding” helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, or you would like to revoke your consent to future “householding” mailings, please contact your broker, bank or other agent or contact us at the following address:

Verra Mobility Corporation

Attn: Investor Relations

1150 North Alma School Road

Mesa, Arizona 85201

(480) 443-7000

2024 PROXY STATEMENT	62

Other Matters

Other Matters

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the associated proxy to vote on such matters in accordance with their best judgment.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC. These filings are available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10‑K at https://ir.verramobility.com, or a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available without charge upon written request to our Secretary at 1150 North Alma School Road, Mesa, Arizona 85201.

* * * * *

By order of the Board,

Jon Keyser
Executive Vice President, Chief Legal Officer and Corporate Secretary
Mesa, Arizona
April 8, 2024

2024 PROXY STATEMENT	63

SCAN TO
VIEW MATERIALS & VOTE

VERRA MOBILITY CORPORATION
1150 NORTH ALMA SCHOOL ROAD
MESA, AZ 85201

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on May 20, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VRRM2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on May 20, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V40555-P04853 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERRA MOBILITY CORPORATION

The Board of Directors recommends you vote FOR ALL with respect to the following:

	For All	Withhold All	For All Except
1. Elect two Class III directors, Michael Huerta and Raj Ratnakar, to serve on our Board until our 2027 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael Huerta
02) Raj Ratnakar

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In their discretion, the proxyholders will vote on other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V40556-P04853

VERRA MOBILITY CORPORATION
Annual Meeting of Stockholders
May 21, 2024 9:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Verra Mobility Corporation hereby appoint(s) Jon Keyser and Raphael Avraham, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of Verra Mobility Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting to be held virtually at www.virtualshareholdermeeting.com/VRRM2024 on May 21, 2024 at 9:00 AM PDT, and any adjournment or postponement thereof, in accordance with and as more fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement, receipt of which is hereby acknowledged and the terms of each are incorporated by reference, and otherwise to represent the undersigned at the meeting with all powers the undersigned would possess if personally present at the meeting. The undersigned hereby revokes any proxy heretofore given with respect to the 2024 Annual Meeting of Stockholders.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side